AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 4, 2004


                         Commission File No. 333-111720

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                          Pre-effective Amendment No. 2


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   LMIC, INC.

               (Exact name of registrant as specified in charter)





              Delaware                      9995                  84-1209978
    (State or other jurisdiction  (Primary Standard Classi-     (IRS Employer
          of incorporation)         fication Code Number)        I.D. Number)


                            6435 Virginia Manor Road
                              Beltsville, MD 20705
                                 (240) 264-8310
          (Address and telephone number of principal executive offices)

                            6435 Virginia Manor Road
                              Beltsville, MD 20705
                                 (240) 264-8310
(Address of principal place of business or intended principal place of business)

                                 Luis P. Negrete
                            6435 Virginia Manor Road
                              Beltsville, MD 20705
                                 (240) 264-8310
            (Name, address and telephone number of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                               Maurice M. Lefkort
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                               New York, NY 10019
                                 (212) 728-8000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

     Title of each                                    Proposed           Proposed
      Class of                                        Maximum             Maximum
     Securities               Shares to be            Offering           Aggregate               Amount of
        to be                    sold in              Price Per           Offering              Registration
     Registered               this offering           Share (1)            Price                     Fee
------------------------- ---------------------- ------------------- ---------------------- ----------------------
Common Stock, par value         4,073,285                                                           $494.50 (2)
$.001 per share
------------------------- ---------------------- ------------------- ---------------------- ----------------------
Common Stock, par value        15,958,990                 $2.00 (1)            $31,917,980        $4,044.01 (2)
$.001 per share
------------------------- ---------------------- ------------------- ---------------------- ----------------------
Common Stock, par value        250,000(3)                 $2.00 (1)               $500,000           $63.35 (2)
$.001 per share
------------------------- ---------------------- ------------------- ---------------------- ----------------------

Common Stock, par value        250,000(3)                 $2.00 (1)               $500,000           $63.35
$.001 per share
------------------------- ---------------------- ------------------- ---------------------- ----------------------

Total                                                                                             $4,665.21

------------------------- ---------------------- ------------------- ---------------------- ----------------------


All shares of common stock being registered hereunder are being offered by selling stockholders of LMIC, Inc.

(1) Offering price computed in accordance with Rule 457 (c).

(2) Fee previously paid.


(3)Pursuant to Rule 416, this Registration Statement includes an additional 500,000 shares of common stock representing the registrant's reasonable good faith estimate of the number of additional securities as may be required for issuance upon the exercise of the options or warrants as a result of any adjustment in the number of securities issuable by reason of the options or warrants.


The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                        SUBJECT TO COMPLETION MAY 4, 2004


                                   LMIC, INC.


                        20,532,275 shares of common stock

By means of this prospectus several stockholders of LMIC, Inc. are offering to sell up to 20,532,275 shares of common stock which they own or which they may at a later date acquire upon the exercise of options or warrants, or conversion of convertible debt securities. This prospectus also includes up to 500,000 additional shares that may be issuable to holders of options, warrants, or convertible debt securities pursuant to anti-dilution rights contained in those securities.


LMIC will not receive any proceeds from the sale of the common stock by the selling stockholders. LMIC will pay for the expenses of this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are speculative and involve a high degree of risk. For a description of certain important factors that should be considered by prospective investors, see "Risk Factors" beginning on page 5 of this prospectus

LMIC's common stock is quoted on the OTC Bulletin Board under the symbol "LMII.OB" On April 2, 2004 the closing bid price for one share of LMIC's common stock was $2.05.


The date of this prospectus is May 4, 2004.

                                TABLE OF CONTENTS

                                      PAGE

Prospectus Summary                                                            3

The Offering                                                                  4

Risk Factors                                                                  5

Comparative Share Data                                                        9

Management Discussion and Analysis                                           10

Results of Operations                                                        10


Application of Critical Accounting Polities                                  12


Liquidity and Capital Resources                                              13


Business                                                                     18

Board of Directors and Management Team                                       26

Certain Relationships and Transactions                                       32

Principal Stockholders and Holdings of Management                            34

Selling Stockholders                                                         36

Manner of Sale                                                               39

Description of Common Stock                                                  40

Legal Proceedings                                                            41

Available Information                                                        41

Financial Statements and Notes to Financial Statements                      F-1

                               PROSPECTUS SUMMARY

LMIC, Inc. ("LMIC", "we", "us" or "our") through its subsidiary LMIC Manufacturing, Inc., is a contract manufacturing firm that provides design, manufacturing and post production deployment and maintenance services to established and emerging original equipment manufacturers of complex electronic equipment in the networking, telecommunications, defense, industrial and medical instrumentation markets. Our services for both new and existing products include design services, complex printed circuit board assembly, electro-mechanical subassembly and total electronic system assembly and integration. We use an integrated information environment of databases and tracking systems to enable comprehensive data collection and full traceability from design to manufacturing to deployment and upgrade in the field. With this system, we can pinpoint a defect at the product or component level during production or in the field.

We believe our design and prototyping capabilities are well suited to support both emerging companies and new product development for established companies. Unlike small design and new product introduction shops that incur higher costs and increased time to ramp-up to volume production, we have developed manufacturing capabilities that enable us to reach volume production rapidly and cost-effectively. Finally, while most electronic manufacturing services providers, regardless of size, cease to provide services to their client once the product is shipped, we offer quality tracking and maintenance services that extend beyond production and into the field.

According to industry analysts, worldwide demand for electronics manufacturing services is currently estimated at roughly $150 billion, reflecting an approximate 15% penetration of the total available worldwide manufacturing market of nearly $1 trillion. We believe this penetration rate will increase steadily as both new and established original equipment manufacturers (OEMs) rely on contract manufacturing to outsource manufacturing requirements. By taking advantage of what we believe is a strong trend toward outsourcing; we can capture a valuable portion of a rapidly growing market share.

The electronics manufacturing services market is divided into a three-tier system. The top tier is occupied by a few large companies with annual revenues of $1 billion to $10 billion, followed by a middle tier of companies with annual revenue anywhere between $50 million to $500 million. The third tier is comprised largely of "mom and pop" shop, small manufacturing houses with annual revenues around $5 million to $10 million. The gap between market segments is significant. The largest electronics manufacturing services providers, focused on the needs of the largest original equipment manufacturers, generally pursue high volume production of well-defined, low margin products. We believe we have more flexibility than these large firms and can adapt to varied products and companies. The small to medium size electronic manufacturing services companies typically fill a geographic or service niche, focusing on small original equipment manufacturers. We believe our advantage over the smaller firms is our systematic process for quality and cost effective manufacturing. Neither the large nor the smaller electronic manufacturing services provider is likely to feature our speed, quality and efficient economics. We believe our middle-market model gives us significant opportunities over both the large and small competitive firms.

We believe economic conditions favor an acquisition growth strategy, which may include the acquisition of manufacturing and new product introduction assets from original equipment manufacturers. In addition to our proposed acquisition growth strategy, we intend to fuel growth through ongoing development of new and existing partnerships with innovative emerging and existing companies. Through these efforts, we hope to create a diversified, high-growth portfolio of innovative clients, partners and customers.

We are located in a geographical market we believe is underserved by significant electronics manufacturing services providers with state-of-the-art integrated service offerings comparable to ours. We will attempt to use our services and capabilities to establish partnerships in the earliest stages of product development. We seek to further distinguish ourselves by creating relationships with customers that require production and post-production services.

Our executive offices are located at 6435 Virginia Manor Road, Beltsville, MD 20705. Our telephone number is (240) 264-8341 and our fax number is (240) 264-8308.

                                  THE OFFERING


By means of this prospectus several of our stockholders are offering to sell up to 20,032,275 shares of common stock which they own, or which they may acquire upon exercise of options or warrants or conversion of convertible debt securities. In this prospectus we refer to these persons as the selling stockholders. As of March 31, 2004, we had 17,779,719 shares of common stock issued and outstanding. The number of outstanding shares does not give effect to shares which may be issued pursuant to the exercise and/or conversion of options, warrants and convertible debt securities previously issued.


LMIC will not receive any proceeds from the sale of the shares by the selling stockholders.

The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of revenues, a history of loss and the need for additional capital. See the "Risk Factors" section of this prospectus for additional risk factors.

OTC Bulletin Board Symbol: LMII.OB

SUMMARY FINANCIAL DATA

The financial data presented below should be read in conjunction with the more detailed financial statements and related notes included elsewhere in this prospectus, along with the section entitled "Management's Discussion and Analysis."



Results of Operations:

Income Statement Data:
                                     Year Ended                Year Ended
                                     December 31,             December 31,
                                       2003                       2002
                                    -----------                ----------
Sales                               $ 6,140,666                $3,318,508
Gross Profit (Loss)                 $(1,645,538)              ($2,923,619)
Operating Expenses                  $ 3,243,648                $5,039,590
 Interest and other
         debt expense net           $ 1,009,845                  $370,460
Rental Income                       $   195,485                      ----
Net (Loss)                          ($5,703,573)              ($8,333,669)


Balance Sheet Data:
                                    December 31, 2003     December 31, 2002

Current Assets                      $1,898,649                $1,042,219
Total Assets                        $6,454,085                $7,921,177
Current Liabilities                 $11,334,079               $12,200,396
Total Liabilities                   $12,556,817               $13,154,404
Working Capital (Deficiency)       ($9,435,430)              ($11,158,177)
Stockholders' Equity (Deficit)     ($6,102,732)              ($5,233,227)

FORWARD LOOKING STATEMENTS

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding LMIC, Inc. and its subsidiaries' and affiliates' (collectively, the "Company") expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in this Registration Statement under the caption "Risk Factors" and the Company's ability to fund its operations, the Company's ability to obtain waivers of existing defaults under its debt documents, actions of the Company's competitors, and changes in general economic conditions. Many of these factors are outside of the Company's control.

                                  RISK FACTORS

The securities being offered hereby are highly speculative and prospective investors should consider, among other things, the following factors related to our business, operations and financial position.

Our limited operating history makes evaluation of our business difficult.

LMIC Manufacturing, Inc., our subsidiary that accounts for 100% of our revenues, commenced operations in January 2000 and has focused primarily on developing the infrastructure and systems required to support our services. Although it has recognized revenue since February 2000, LMIC has incurred net losses of $5,704,000, $8,334,000 and $9,317,000 for the years ended December 31, 2003,
2002 and 2001, respectively, and its mix of business has changed substantially during that time. Because of the changing nature of the business, the limited operating history and the emerging nature of the markets and services, historical financial information is not a reliable indicator of future performance. Therefore, it is difficult to evaluate future business and prospects.

We may not be able to continue as a going concern, and our modified audit opinion may increase that risk.

At December 31, 2003, current liabilities exceeded current assets by approximately $9,435,000, and total liabilities exceeded total assets by approximately $6,103,000. Our audit report indicates that these factors "create substantial doubt about our ability to continue as a going concern" and that the "recovery of assets and continuation of future operations are dependent upon our ability to obtain additional debt or equity financing and our ability to generate revenues sufficient to continue pursuing our business purpose." Although we have raised in excess of $13,000,000 in debt and equity capital since December 31, 2003, there can be no assurance that such capital will be sufficient to enable us to continue as a going concern. In addition, the perception that we are not able to continue as a going concern (including the 2003 audit opinion) may cause companies to choose not to deal with us due to concerns with our ability to perform our contractual obligations.

We may not be able to raise sufficient capital to successfully operate or expand our business.

Because this offering is being made on behalf of certain selling stockholders and not for our benefit, we will not receive any proceeds from the sale of the shares offered hereunder. However, our current and intended business operations require substantial capital expenditures. In particular, substantial investment in equipment, infrastructure and human resources will be required. If we cannot obtain additional capital, we may have to delay or postpone development and research expenditures which can be expected to harm our competitive position, business operations and growth potential. Funding is expected to come through sales of products and services, equity financing, current and future vendor financing, equipment leases and bank lines of credit or loans, which may not be available on commercially reasonable terms, if at all. If sales or revenues do not meet expectations, or cost estimates for development and expansion of our business prove to be inaccurate, we will require additional funding. Changes in capital markets and the cost of capital are unpredictable. We cannot be sure that we will be able to secure additional financing on acceptable terms. Any failure to obtain such financing, or obtaining financing on terms not favorable to us, can be expected to have a material adverse effect on our business, financial condition, results of operations and future business prospects. Certain of the documents governing our existing debt and equity securities contain restrictions on our ability to raise additional capital, including, in certain circumstances, requiring the consent of the holders of our existing securities.

Because we are relatively new to the market, our customers are still testing our manufacturing credibility.

Despite our high-tech equipment and facilities, as an early stage company we must prove to our current and potential customers that we are able to deliver in the same way as the established players in the industry. Currently, we are producing low volume prototypes in order to gain this trust. However, no assurances can be given that our prototypes will perform as required or that any of our customers' market penetration projections will be realized. Even if the prototype is viable and the market is responsive, there can be no guarantee a customer will continue to utilize our products and services. Any questions related to our manufacturing ability, whether true or simply perceived by the marketplace, can be expected to have a material adverse effect on our business, results of operations and continued viability.

Our current operations depend upon the use of the latest manufacturing technology. There can be no assurance that rapidly changing technology will not cause our processes and technologies to become uneconomical or obsolete.

One of the hallmarks of the field in which we are involved is its continuing significant technological change. Our success will depend, in large part, on our ability to be at the technological forefront of our industry. Our ability to remain competitive is dependent on continuing research and development and other high cost infrastructure needs that may ultimately harm our financial condition and results of operations. There can be no assurance we will achieve or maintain a competitive position or that we can constantly innovate or adapt to technological developments. Costly high-tech equipment and processes are needed in order to compete and enable us to satisfy customer requirements for high quality and timely production. Although our strategy aims at capturing high volume production from mid and large size companies, the relatively high cost of production - similar to costs faced by other highly technologically oriented companies - is an obstacle to new sales, particularly in the current economic environment.

We may not be able to compete effectively against our larger competitors.

The electronics manufacturing services industry is highly competitive. Customers often solicit competitive bids from one another even while engaged in ongoing manufacturing relationships. In many instances, we compete against significantly larger entities with a national and global presence. These larger companies may have longer operating histories, better capitalization and a more developed operating infrastructure than we do. We may also compete against regional or niche manufacturers who have established relationships or specialized areas of expertise. Some customers may evaluate the practicality of establishing internal manufacturing capabilities. In addition, emerging technology or consolidation in the industry may change the competitive landscape and create additional entities with greater resources than we have. Our inability to effectively compete will have a material adverse effect on our business, financial condition and continued viability.

Reliance upon third-party suppliers for components and raw materials may place us at risk of interruption of supply or increase in costs.

Our business model anticipates that a significant portion of our sales will be derived from turnkey manufacturing in which we provide materials procurement. We rely on third-party suppliers for the component parts used in the manufacturing process and we do not have any long-term supply agreements. We run the risk of supplier price increases and component shortages. Additionally, competition for materials in short supply can be intense, and we may not be able to compete effectively against other purchasers who have higher volume requirements or more established vendor relationships. Even if suppliers have adequate supplies of components, they may be unreliable in meeting delivery schedules, experience their own financial difficulties, provide components of inadequate quality or provide them at prices which reduce our profit. Any problems with our third-party suppliers can be expected to have a material adverse effect on our financial condition, business, results of operations and continued growth prospects.

Manufacturing operations involve inventory risk.

While some of our manufacturing projects involve consignment services in which the customer provides materials, other projects may involve greater resources and inventory risk. In these instances, we might have to expend resources for parts, inventory and warehousing prior to payment for these services. In light of normal business risks to our customers, there can be no guarantee that we will receive payment in full for these expenditures. Additionally, inventory obsolescence and pricing changes could adversely impact our selling price, gross margins and operating results.

Many of our current and targeted customers are emerging companies that may not be able to pay for our services on a timely basis, if at all.

We do not always have long-term supply or minimum requirement agreements with our customers. Some customers may be high credit risks, may cancel orders, change production quantities and schedules or fail to meet forecasted requirements. Our customers' products typically have short life cycles and limited windows of opportunity in the market. Our customers' success, and the success of their products must be expected to have a direct effect on our business. We run the risk of entire industry segment shifts in demand that might affect our customers. Any one or a combination of these factors could have a material adverse impact on our financial condition, results of operations and continued viability.

Because of the many variables of the manufacturing industry, there can be no assurance that we can successfully execute our business plan.

Our business plan includes a number of inherent execution risks. As manufacturers of complex electronic equipment, we run the risk of, among other things, failing to provide products or providing inadequate products. Because our business requires substantial fixed assets, we will not be profitable if we do not realize sufficient revenue growth to make maximum use of our capacity. The continued success of our business will depend upon our ability to deliver quality products as a value-added partner. In order to do this effectively, we must hire, train and expand our qualified engineering and technical staff. Failure to realize some or all of our business objectives can be expected to have a material adverse impact on our financial condition and continued viability.

Ongoing success and ability to compete depend upon retention of key personnel.

Our future success depends on the continued services of our executive staff, as well as our key engineering, technical, sales and support personnel. These individuals have critical industry experience and relationships upon which we rely. The loss of services of any of our key personnel could divert time and resources, delay the development of our business and negatively affect our ability to sell our services or execute our business. Such problems might be expected to have a material adverse impact on our financial condition, results of current operations and future business prospects.

Acquisition of complementary companies, products or technologies may impede ongoing operations.

Although part of our proposed expansion strategy involves acquiring complementary products and companies, we may fail to successfully complete such acquisitions. Even if we are successful in making such acquisitions or investments, we may not successfully or efficiently integrate any of those businesses. In addition, key personnel of the acquired company may opt not to continue with the organization after the control change. Also, we could have difficulty integrating the acquired technology or product into our operations. These difficulties could disrupt our ongoing business, require significant time and financial, material and human resources. Furthermore, we may have to incur debt or issue equity securities to pay for any future acquisitions, the issuance of which could have an adverse impact on existing stockholders.

Our success and ability to compete may depend substantially on our proprietary technology and intellectual property protections.

While we currently have no intellectual property which requires patent or other protection, and only those licenses required for the use of commercially available software in the ordinary course, we intend to protect any intellectual property rights through a combination of confidentiality and non-disclosure agreements, as well as through copyright, trade secret and trademark laws as required by our dynamic business operations. Despite efforts to protect our proprietary rights, unauthorized parties may illegally obtain and use our trade secrets or proprietary information. There is no assurance as to the breadth and degree of protection we might be afforded. In addition, we cannot be sure that third parties will not make claims of infringement against us with respect to our services and technologies. Any such claims, regardless of their merits, would likely be time consuming and expensive to resolve and would divert management time and resources. Any potential intellectual property litigation could also force us to stop providing services, pay substantial damages or expend significant resources to reengineer machinery, products and services to be non-infringing. Alternatively, we may be forced to seek a license, which license may not be available on reasonable terms, if at all. Any failure to protect our intellectual property rights may have a material adverse effect on our business and future growth prospects.

We may sell shares of common stock in the future that would dilute the interests of other security holders and potentially depress the price of our common stock.


As of March 31, 2004, we had 17,779,719 outstanding shares of common stock and outstanding options, warrants and convertible debt allowing the holders thereof to acquire approximately 12,809,353 additional shares of common stock. The weighted exercise price of our outstanding options and warrants is $1.82. We may also issue additional shares for various reasons and may grant additional stock options to employees, officers, directors and third parties. The issuance, or even the potential issuance, of shares upon the exercise of warrants or options, or upon the conversion of convertible debt or other instruments, or in connection with any other financing, may have a dilutive impact on our stockholders and could have a negative effect on the market price of our common stock. Any decline in the price of our common stock may encourage short sales, which could place further downward pressure on the common stock price.


In addition, substantially all of our outstanding warrants and convertible debt contain "anti-dilution" protection, which are designed to provide the holders of such securities with rights to additional securities should we issue, or be deemed to issue, common stock below the exercise or conversion price of such securities, or in certain cases, below the then effective market price for the common stock. Such provisions will have the effect of further diluting existing stockholders.

There is, at present, only a limited market for our common stock and there can be no assurance this market will continue.

Our common stock is traded on the OTC Bulletin Board. Trades are subject to Rule 15g-9 of the Securities and Exchange Commission, which imposes certain requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by this rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price per share of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security are provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result of these rules, investors may find selling their shares to be complex and time consuming.

There could be conflicts of interest among management that may be adverse to your interests.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. Management of LMIC, collectively, currently beneficially owns approximately 42% of our outstanding common stock. Management's own pecuniary interest may at some point compromise its fiduciary duty to our stockholders.

Management can exercise nearly complete control of LMIC, thereby causing it to take actions that may not be consistent with your wishes.

Current management beneficially owns 42% of the issued and outstanding common stock. Given their large voting control, current management is in the position to substantially influence the election of all of the members of our board of directors and thereby control the policies of our company. As such, our management has substantial influence over our company, which influence may not necessarily be consistent with the interests of our other stockholders.

We may be subject to lawsuits as a result of the manufacture and design of our products, which could be costly and divert needed resources away from operations.

Although we may not manufacture or sell final products in all instances, we do design and manufacture certain components of a final product. Accordingly, we face the risk of lawsuits from the end-users for any injuries or damages occurring as a result of the design and manufacture of these components. Any such lawsuit, even if without merit, could divert needed time, money and other resources from operating our business. While we currently have property, general liability and product liability insurance in amounts we believe to be adequate, we can give no assurance that such insurance will remain available at a reasonable price or that any insurance policy would offer coverage sufficient to meet any liability arising as a result of a claim. The obligation to pay any substantial liability claim could render us insolvent and could force us to curtail or suspend operations, which would have a material adverse effect on us and on your investment in us. Additionally, our failure to implement and maintain our quality control programs with respect to the design, manufacture and installation of our products could increase the risk that we become liable for any injury that may occur from one of our products. We are not currently involved in any legal proceedings.

Our lengthy and variable sales cycle makes it difficult to predict sales and may result in fluctuations of our quarterly operating results.

The period between initial customer contact and a purchase by a customer may vary from three months to more than one year because customers often need a significant amount of time to evaluate our products and services and assess our dependability. Once orders have been placed, customers may defer or scale down orders for various reasons, including:

o     changes in budgets and purchasing priorities;
o     reduced demand;
o     deferral of purchases in anticipation of enhancements or new products;
o     introduction of products and services by our competitors; and
o     lower prices offered by our competitors.

As a result, it is difficult to forecast sales from one quarter to the next. Additionally, other factors, many of which are outside our control, can cause fluctuations in our operating results, including:

o the size, timing, terms and conditions of orders from and shipments to customers;
o     unanticipated delays or problems in releasing new products;
o     the timing and success of deployment of products and services; and
o the amount and timing of investments in research and development activities.

The deferral or loss of one or more significant sales could materially decrease operating results in any fiscal quarter, particularly if there are significant sales and expenses associated with the deferred or lost sales. Additionally, current and future expense levels are based on internal operating plans and sales forecasts, while operating costs are to a large extent fixed. As a result, we may not be able to sufficiently reduce our costs in any quarter to compensate for an unexpected near-term shortfall in revenues. Such delays and fluctuations may have a material adverse impact on our financial condition and results of operations.

There can be no assurance that the electronics manufacturing industry and the markets that it feeds will recover sufficiently to maintain our projected growth.

The markets for our products, services and capabilities are still emerging. Our growth is dependent upon, among other things, the size and pace at which the markets develop. If the markets decrease, remain constant or grow slower than anticipated, we will not be able to maintain our growth. Continued growth in the demand for our products and services is uncertain as, among other factors, our customers and potential customers may:

o     not achieve a return on their investment in our products;
o     experience technical difficulty in utilizing our products; or
o     use alternative solutions to achieve their business objectives.

We believe that large service providers have reduced their capital spending by more than 25% since the end of 2001. Since that time, the capital spending of U.S. wireless service providers declined by about 40%. Reasons for this reduction include a general economic slowdown, network overcapacity, customer bankruptcies, network build-out delays and limited capital availability. As a result, company sales and results of operations in telecom related business, have been adversely affected. The significant slowdown in capital spending has created uncertainty as to the level of demand in target markets. In addition, the level of demand can change quickly and can vary over short periods of time, including from month to month. As a result of the uncertainty and variations in our markets, accurately forecasting future results, earnings and cash flow is increasingly difficult.

Our products may contain undetected defects that could impair their market acceptance.

We manufacture complex products that may contain undetected defects or errors, particularly when first introduced or as new versions are released. Such defects or errors may not be discovered until after a product has been released and used by the end user. We may incur significant costs to correct undetected defects or errors in such products and these defects or errors could result in future lost sales. In addition, product defects or errors may result in product liability claims, which could cause adverse publicity and impair market acceptance of our products. Any of the foregoing could have a material adverse effect on our sales, income and future business prospects.

                             COMPARATIVE SHARE DATA

Shares offered by this prospectus by the selling stockholders:

20,032,275 (and up to 500,000 additional shares of common stock that may be issued to the selling stockholders under the terms of anti-dilution rights contained in the options, warrants, or convertible debt securities that they own.)


As of March 31, 2004, we had 17,779,719 outstanding shares of common stock, excluding shares which may be issued upon the conversion of convertible debt or the exercise of options and warrants.

OTHER SHARES WHICH MAY BE ISSUED:

The following lists additional shares of common stock which may be issued as the result of the conversion of convertible debt or the exercise of outstanding options or warrants:

Shares issuable upon exercise of warrants or options, or conversion of convertible debt: 10,693,648(1)

(1) If we sell any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable conversion or exercise price of any of the notes, warrants or options, the conversion or exercise price will be lowered, in certain cases, to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be. In addition, with respect to warrants for 10,693,648 shares the exercise price is adjusted downward on a "weighted average" basis for issuances of common stock or common stock equivalents (other than certain specifically exempted issuances) at a price less than the then prevailing market price, even if greater than the exercise price. Options and warrants are exercisable at prices between $.59 and $3.52 per share and expire between September 2003 and June 2011, with an weighted average exercise price of $1.82.

                             MARKET FOR COMMON STOCK

As of March 31, 2004, there were approximately 494 record owners of our common stock, which is traded on the OTC Bulletin Board under the symbol "LMII". Set forth below are the range of high and low bid quotations for the periods indicated as reported by the OTC Bulletin Board. The market quotations reflect interdealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

Quarter Ending                        High                Low

    3/31/02                           $.001               $.001
    6/30/02                           $.05                $.001
    9/30/02                           $.05                $.001
   12/31/02                           $.005               $.001

   03/31/03                           $.015               $.005
   06/30/03                           $4.00               $.867
   09/30/03                           $6.25               $2.00
   12/31/03                           $2.50               $1.55

    3/31/04                           $2.90               $1.50



Holders of common stock are entitled to receive dividends as may be declared by our Board of Directors and, in the event of liquidation, to share pro rata in any distribution of assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend. We have not paid any dividends and do not have any current plans to pay any dividends. Our convertible notes issued in March 2004 restrict our ability to pay dividends. In addition, the terms of the indebtedness of our wholly owned subsidiary, LMIC Manufacturing, Inc., restrict the subsidiary's ability to pay dividends to us, which has the effect of precluding us from paying dividends with respect to our common stock.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion and analysis should be read in conjunction with the Financial Statements and notes thereto appearing elsewhere in this Prospectus.

Linsang Manufacturing, Inc. ("LMI") was incorporated under the laws of the State of Delaware in December of 1999, and began operations in January of 2000. On July 17, 2003, LMI completed a reverse merger with a wholly owned subsidiary of a publicly traded company with substantially no operations (the "Public Shell") in exchange for approximately 85% of the total outstanding shares of the Public Shell. The Public Shell changed its name to LMIC, Inc. and LMI changed its name to LMIC Manufacturing, Inc. (collectively "the Company"). The reverse merger transaction was accounted for as a recapitalization of LMI and, accordingly, our consolidated financial statements contain the historical results of operations of LMI for periods prior to July 17, 2003, and the results of operations of the combined entities, from July 17, 2003 through December 31, 2003. The stockholders' equity (deficiency) has been restated to give effect to recapitalization and reverse acquisition transactions.

Initially, operations were headquartered in space leased from Lucent Technologies in their Landover, Maryland facilities. In November of 2001, LMI took occupancy of a newly renovated state-of-the-art manufacturing facility in Beltsville, Maryland. We have built what we believe to be a state-of-the-art, secure and scalable integrated information environment to allow complete visibility and effective use of critical design, quality, production and field information. This environment is made up of databases and electronic tracking systems to enable comprehensive data collection and full traceability. This system is made available to our customers via the Internet, allowing them total access to up to the current status of their project.

Operations began with the intent of becoming a manufacturer to other privately held, affiliated companies, with very little revenue generated from non-affiliated customers. For the most part, the telecom market drove those companies. Beginning in fiscal 2001, the global telecommunications market deteriorated, reflecting a significant decrease in the competitive local exchange carrier market and a significant reduction in capital spending by established service providers. This trend intensified during fiscal 2002.

As the telecom market continued its downward trend we transformed ourselves into a contract manufacturer and rapidly obtained other contract opportunities in diversified electronic industries such as medical instrumentation, homeland security, and power management.

In February 2003, LMI began discussions with Laurus Master Fund, Ltd., ("Laurus") to effect a "reverse merger" transaction with Cheshire Distributors, ("Cheshire") a shell company in which Laurus Master Fund was a majority stockholder. As part of this transaction, pursuant to a security agreement, the Company granted a security interest in its assets to Laurus. Cheshire loaned $2,000,000 to LMI, in exchange for a term note from LMI to Cheshire in the amount of $2,000,000. See footnote 5 "Debt" of the attached financial statements for more information on this transaction.

                              RESULTS OF OPERATIONS

REVENUES

Our revenues for the year ended December 31, 2002 were approximately $3,319,000, a decrease of approximately 54% as compared to the prior year. This decrease was attributable to the sustained deterioration of the telecommunications industry. Revenues for the year ended December 31, 2003 were approximately $6,141,000, an increase of approximately 85% when compared to 2002. Management attributes this increase to its efforts to diversify away from the telecommunications market and its concentration on establishing the Company as a quality contract manufacturer.

LMIC's revenue profile has changed dramatically over the last three years. Starting with essentially one telecom equipment customer in 2001, we now have over 30 customers in various fields, such as defense electronics, medical technology, industrial controls, power line, broadband broadcast and commercial electronics. In 2002, of the $3,219,000 in revenue, $630,717 was attributable to engineering services, and $2,588,283 was attributable to the manufacture of our customers' product. In 2003, of the $6,141,000 in revenue, $1,575,236 was attributable to engineering services, and $4,565,764 was attributable to the manufacture of our customers' product. We have built a small sales team with heavy dependence on outside independent sales representatives. This strategy has allowed us to replace the lost telecom revenue with a diverse customer base. We expect to continue to focus on sales and generate revenue growth.


The Company currently has almost $8,000,000 of sales orders expected to be completed and shipped by the end of August 2004. This number fluctuates on a daily basis based upon delivery schedules. At this time, none of our backlog is from related companies. Of the $8 million, approximately $4.5 million is to one company and would necessitate some order fulfillment services, which means we would ship directly to our customer's customer, the end user. See footnote number two, Revenue Recognition, of the attached financial statements for a complete description of our "Bill and Hold" procedures. The total amount of bill and hold sales for the year ended December 31, 2003 aggregated approximately $250,000. There were no bill and hold sales in 2002.

All purchase orders are cancelable under certain circumstances. When material purchases and labor services are not incurred full cancellation is possible with only minor administrative fees . At this time, approximately half the current backlog materials have been ordered or work is in progress. The jobs may be canceled only after a substantial cancellation penalty is paid, which is equal to our projected revenue for the order. These increased volumes are still considered modest by industry standards. Our employment has increased from 49 at the end of 2003 to 84 employees today.

Our present backlog represents continued momentum, an improved economy and an expanded sales effort. First quarter sales were $1.3 million. Over the past two years, our facility has been under-utilized; our backlog can easily be handled within our current operations. Management anticipates further increasing the labor force, and with the recent equity investments, the Company should be able to meet the cash flow demands associated with this increased activities. Our current backlog as of April 30, is $7,895,106. This is comprised of purchase order-driven projects for eight customers, all with unrelated parties. Raw materials for each of these projects have been ordered and/or are being held in-house, or are work in progress.

While most manufacturing jobs are initiated by purchase order, we do have two material purchasing agreements at this time. Purchase orders under the following agreements are reflected in the current backlog.

In June of 2003, we were selected by Voxtec, a Division of Marine Accoustics, to manufacture the Phraselator 2, a handheld translation device used by the Department of Defense and private sector law enforcement groups to provide one-way phrase-based, voice-to-voice translations. We manufacture vital electronic components of the system, assemble the final product, test the product prior to delivery, and ship the finished product to the customers' customer. This manufacturing agreement has no termination date, but may be terminated with six-months' written notice.

In September of 2003, we entered an agreement is with TNCI, UK Ltd., to design, manufacture, assemble and maintain their On-train Infotainment System. The system uses wireless technology to feed updated news, sports, entertainment and advertisement to commuter trains. The contract names the Company as the exclusive manufacturer of these systems through December 31st of 2005.

Revenue generated from sales to related parties (each of which is owned or operated by Mr. Kwok Li, our Chairman) has decreased as a percentage of sales from approximately 96% for the year ended December 31, 20011 to approximately 33% for the year ended December 31, 2003. Included in sales to related parties for the years ended December 31, 20032 and 20023 is approximately $636,000 and $543,000 of shipments and services for which the Company had received advance payment. Advanced payments are reflected as deferred revenue. The following table represents sales to affiliates sales and such sales as a percentage of total sales.

(1)      In 2001, sales were made to the following related parties of the
         Company: Arbros Communications, Inc., Armillaire Technologies, Inc., Xyterra Computing, Inc., Linsang Partners, LLC, VTLinx, Inc., Wavix, Inc., and Alatiere, Inc.
(2)      In 2003, sales were made to the following related parties of the
         Company: Arbros Communications, Inc.,Wavix, Inc., International Prepaid Communications, Inc., Linsang Leasing, LLC, and Linsang Partners, LLC.
(3)      In 2002, sales were made to the following related parties of the
         Company: Arbros Communications, Inc.,Wavix, Inc., Linsang Leasing, LLC, and Linsang Partners, LLC.



---------------------------------- -------------------------------------------------------------------------------------
                                                                 Year Ended December 31,
                                                                    ($'s in $1,000's)
---------------------------------- --------------- -------------- ------------ ------------- ------------ --------------
                                        2003        Percentage       2002       Percentage      2001       Percentage
---------------------------------- --------------- -------------- ------------ ------------- ------------ --------------
Sales to Related Parties           $2,051           33%           $  933        28%          $5,016        96%
---------------------------------- --------------- -------------- ------------ ------------- ------------ --------------
Sales to Non - Related Parties     $ 4,090          67%           $ 2,386       72%            $234         4%
---------------------------------- --------------- -------------- ------------ ------------- ------------ --------------
Total Sales                        $ 6,141         100%           $3,319       100%          $5,250       100%
---------------------------------- --------------- -------------- ------------ ------------- ------------ --------------

GROSS MARGIN


Our gross margin for the year ended December 31, 2003 was a gross loss of $(1,645,538) or (26.8%) of sales as compared to a gross loss of $(2,923,619) or (88.1%) of sales for the year ended December 31, 2002. Management attributes this decrease in the gross loss to the increase in revenue, better utilization of our workforce through layoffs and position consolidation, and the realization of better profit margins on various proto-type contracts through redesign for manufacturability, and lowering cost of materials and engineering services. During 2002, management was forced to take a hard look at the Company's business potential and make the necessary cuts in the production workforce. These cuts left the Company with a lean workforce, and management has been reluctant to increase the size of the Company's workforce. The reduction in the Company's workforce and the improved purchasing of materials has helped the gross margins.

Gross margins were also enhanced by the consolidation of our operation into the Beltsville facility and the termination of the lease obligation from the Landover facility. The Landover facility lease originally scheduled to terminate in November 2003 required annual rent of approximately $720,000 for 2003 and $696,000 for 2002. In the settlement agreement, the landlord acknowledged that the property was turned over in 2001 and agreed to a term loan, for the unpaid rent, aggregating approximately $663,000 (see note 5 of financial statements). The rent expense for the Landover facility aggregated $0 and $463,000 for the years ended December 31, 2003 and 2002, respectively.

Fixed costs reflected in the cost of sales for the year ended December 31, 2003 are rent of approximately $658,000 and depreciation of $847,000. Variable costs included payroll, which aggregated $2,410,000, and material and service purchases aggregated approximately $2,410,000 and $3,288,000 for the year ended December 31, 2003.

Fixed costs reflected in the cost of sales, for the year ended December 31, 2002 are rent and depreciation of approximately $865,000 and $842,000. Direct and indirect labor aggregated approximately $2,954,000, while material and service costs aggregated approximately $1,435,000. The variance in materials and service costs of $1,853,000 when comparing 2003 to 2002 is directly attributed to the increase in sales volume.


We invested approximately $8,600,000 in plant and equipment, leased an 80,000 square foot facility in which to place the factory and hired a staff to operate a high-tech, top-of-the-line manufacturing facility. This capacity allows us to bid on the defense manufacturing market, as well as electronics goods.

It is anticipated that 2004 will provide positive gross margin due to increased sales to existing and new customers, as well as new defense-related business.

OPERATING EXPENSES

During 2003, we worked closely with our customers to position the full breadth of our products and services, significantly reducing our cost structure.

During the year ended December 31, 2003, we were able to reduce operating expenses as compared to the expenses for year ended December 31, 2002. Total operating expenses for 2002 were $5,039,590. The total operating expenses for 2003 were $3,243,648, which reflects managements' effort to control and reduce operating costs.


The decrease in operating costs of approximately $1,796,000 or 36% includes decreases in payroll and related expenses of approximately $704,000, occupancy cost of approximately $670,000, and bad debt expense of approximately $145,000. Among the reasons for these decreases are better utilization of the workforce by reducing the administrative staff, including the elimination of several highly compensated employees, and consolidation of responsibilities. We have restructured the Company's benefit plans to include employee participation in payment of premiums. The settlement concerning the Landover facility which was recorded in 2002 as mentioned above has helped to reduced operating costs. And, finally, diversification of the customer base outside of the telecom industry has reduced our exposure to that industry's business failures and the potential impact of bad debts associated with customer instability.


In 2002, we completed construction of our leasehold improvements and put into operation its current facility in Beltsville, MD. As a result of occupying this facility, our SG&A expenses increased by 20.7% during 2002 as compared with 2001. Approximately $750,000 of the increase in 2002 was due to increased square footage and utility expenses associated with the current facility.

RENTAL INCOME

During 2003, we entered into three subleases with related entities. These subleases generated approximately $195,000 of income. The subleases are expected to expire in January through March 2004. We have extended these leases on a month-to-month basis.

INTEREST AND OTHER DEBT EXPENSE

Interest expense for the year ended December 31, 2003 aggregated approximately $1,010,000 as compared to $370,000 for the year ended December 31, 2002, an increase of $640,000 or 173%. This increase is a attributed to the issuance of 300,000 shares of our $.001 par value stock valued at $1.50 per share, aggregating $450,000, in connection with a modification of loan payment terms (see note 5 to the financial statements). The remaining increase is primarily attributed to increased borrowings.

                   APPLICATION OF CRITICAL ACCOUNTING POLICIES

The financial statements are based on the selection and application of significant accounting policies, which require management to make significant estimates and assumptions. We believe that the following are some of the more critical judgment areas in the application of our accounting policies that affect our financial condition and results of operations. The impact of changes in the estimates and judgments, pertaining to receivables and inventories is directly reflected in the operating loss.

We have discussed the application of these critical accounting policies with our Board of Directors and the Audit and Finance Committee. We have adopted new accounting policies over the past three years. See Note 2 to the financial statements for recent accounting pronouncements.

RECEIVABLES

We are required to estimate the collectibility of our trade receivables. A considerable amount of judgment is required in assessing the realization of these receivables, including the current creditworthiness of each customer and related aging of the past due balances. At December 31, 2003 and 2002, the receivables of $673,723 and $308,105, respectively, included reserves of $46,161 and $45,076, respectively. We evaluate specific accounts when we become aware of a situation where a customer may not be able to meet its financial obligations due to a deterioration of its financial condition, credit ratings or bankruptcy. The reserve requirements are based on the best facts available to us and re-evaluated and adjusted as additional information is received.

INVENTORY EXPENSES


We are required to state inventories at the lower of cost or market, including provision for obsolescence commensurate with known or estimated exposures. In assessing the ultimate realization of inventories, we are required to make judgments as to future demand requirements and compare these with the current or committed inventory levels and record adjustments as required.


REVENUE RECOGNITION

We recognize revenue for manufactured products when title and risk of loss have transferred to the buyer. Amounts received in advance of shipment are recorded as deferred revenue. Revenue and profits related to product design and development contracts, which are short-term in duration, usually less than three months, are recognized as stages or deliverables, as defined by customer contracts, are achieved. Revenue and profits for installation service are recognized at stages or completion of the installation, as defined by the contract. Maintenance revenue is recognized either on a monthly basis, if the customer is on a retainer, or upon completion of the maintenance performed in the field or on premises.

DEFERRED OCCUPANCY COST

We have entered into operating lease agreements for our corporate office and warehouse, some of which contain provisions for future rent increases, or periods in which rent payments are reduced (abated). In accordance with generally accepted accounting principles, we record monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease term. The difference between rent expense recorded and the amount paid is credited or charged to "deferred occupancy cost," which is reflected as a separate line item in the accompanying balance sheet.

INCOME TAXES

We account for income taxes by utilizing the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce net deferred tax assets to the amount expected to be realized.

STOCK-BASED COMPENSATION

We account for stock-based compensation plans utilizing an intrinsic value approach pursuant to the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Compensation costs are not recorded in net income for stock options granted under these plans as all options granted had an exercise price equal to the market value of the underlying common stock on the date of grant.

LEGAL CONTINGENCIES

We may be subject to proceedings, lawsuits and other claims, including proceedings under laws and government regulations related to the environment, labor, product and other matters. We are required to assess the likelihood of any adverse judgments or outcomes to these matters, as well as potential ranges of probable losses. A determination of the amount of reserves required, if any, for these contingencies is based on a careful analysis of each individual issue with the assistance of outside legal counsel. The required reserves may change in the future due to new developments in each matter or changes in approach such as a change in settlement strategy in dealing with these matters. At December 31, 2003 there are no outstanding legal proceedings, nor are there any reserves established.


                         LIQUIDITY AND CAPITAL RESOURCES

OPERATING ACTIVITIES


The Company was initially created as the dedicated manufacturing services provider for several affiliated telecommunications companies. In 2001 more than 96% of the Company's sales were to related parties, all owned or controlled by our Chairman. Many of these related companies did not survive the decline of the telecommunications market. LMIC has survived the downturn in the telecom market by transforming itself into a contract manufacturer. By 2003, our sales to related parties had decreased to 33%. In achieving this change, the Company has had to seek various source of funds for use in the Company's operations, most of which have been provided by the sale of equity instruments and increased debt. Total cash used by operations for the years ended December 31, 2003 and 2002 aggregated approximately $9,788,000.

Net cash used by operations for the year ended December 31, 2003 was approximately $3,605,000. The use of cash is directly attributed to the net loss of approximately $5,704,000. This loss included non-cash deductions aggregating approximately $2,213,000, consisting of depreciation of approximately $1,412,000, amortization of unearned income of $92,000, interest on convertible promissory notes of $188,000, deferred occupancy costs of $62,000, and financing and consulting cost paid in stock. Other uses of cash were evidenced by increases in accounts receivables of $367,000 and inventory of $163,000, both of which are attributed to the increase in our sales volume. The reduction in deferred revenue of $636,000 was a result of shipments of goods during the year, for which advance payments were received in 2002. These uses were offset by an increase in accounts payable of $1,041,362. The increase results from purchases of materials used in production and extension of payments terms.

Net cash used by operations for the year ended December 31, 2002, was approximately $6,183,000. The use of cash is directly attributed to the net loss of approximately $8,334,000. This loss included non-cash expenses aggregating $1,734,909, consisting of depreciation of approximately $1,405,000, amortization of unearned income of $46,000, interest on convertible promissory notes of $120,000, and deferred occupancy costs of $164,000. Other uses of cash were evidenced by increases in accounts receivable and inventories aggregating approximately $393,000 and a decrease in deferred revenue of $543,000. These uses were offset by the receipt of refunds of $497,000 for corporate income taxes previously paid, and an increase in accounts payable of $861,000.

The Company's consolidated its operations into its facility in Beltsville, Maryland which the Company leases under a long-term lease expiring in 2011. The lease provides for escalating annual rent of approximately $1,003,000, $1,043,000 and $1,085,000 for the years ending December 31, 2004, 2005, and
2006. The total commitment through 2011 aggregates approximately $8,567,000. This facility affords the Company the ability to grow and is expected to accommodate sales levels of up to $100 million.


The Company has significantly improved its operating activities over the prior year, resulting in a reduction of cash drain from $6,183,000 to $3,605,000. Management has made significant strides in reducing cost and managing the Company's cash flow as reflected in the results of operations. The need to generate profitable sales volume, which will generate cash flows from operations, is essential for the Company's continued existence.


INVESTING ACTIVITIES

Net cash provided by investing activities was approximately $911,000 for the year ended December 31, 2003. We purchased equipment for $5,900. We reflected a cash inflow of $917,000 from rent security deposit. The security deposit was established in 2001 when a separate cash account was established to collateralize a letter of credit issued for the benefit of the landlord of our Beltsville facility. This account was liquidated in 2003 to satisfy monthly rent obligations on which we have fallen behind.

Net cash used in investing activities was approximately $100,000 for the year ended December 31, 2002. We purchased equipment aggregating $100,000.

FINANCING ACTIVITIES


Net cash provided by financing activities was approximately $2,656,000 for the year ended December 31, 2003. In February 2002, we entered into a short-term $2,000,000 term note payable with Laurus Funds. In November 2003, we entered into a $4,000,000 working capital line of credit with Laurus Fund, which included a refinancing of the above-mentioned $2,000,000 short-term note and borrowed an additional $1,500,000. In August 2003, we issued a convertible promissory note for up to $1,000,000 to an individual, and at December 31, 2003, the balance received and due on this note aggregated $10,000. In February 2003, we repaid the $1,500,000 line of credit with a bank, and in December 2003, $2,000,000 of the above mentioned working capital line of credit was repaid. In July 2003, we sold, through a private placement, 650,000 shares of common stock, at a purchase price of $1.50 per share, raising $975,000. In connection with this private placement, warrants to purchase 28,000 shares of common stock were issued to Jesup & Lamont Securities Corporation for its services as placement agent. In addition, we converted approximately $598,000 of debt into our common stock. We have made principal payments of $337,000 on the equipment term note and reduced loans payable to related parties by $673,000 by applying approximately $650,000 of sales invoices for services provided and approximately $61,000 for rent charged. During 2003, the Company reached a settlement with the landlord of the Landover facility resulting in a reclassification of approximately $663,000 from accounts payable to an installment note payable over two years. The company is current on this obligation.


Net cash provided by financing activities was approximately $6,211,000 for the year ended December 31, 2002. We have made principal payments of $1,026,000 on the equipment term note during 2002. We received proceeds of $580,000 from the sale of its common stock to two individuals. In June 2002, we issued a $2,000,000 convertible promissory note, which was a bridge loan from a third party in anticipation of a private placement, which did not occur. In addition, we issued convertible promissory notes aggregating $4,352,000 to related parties. During 2002, we converted $5,233,000 of promissory notes issued in 2001, inclusive of interest into our common stock. In addition, during 2002, $3,379,000 of convertible promissory notes were also converted into our common stock.

In January 2004, the Company completed a private placement with Vertical Ventures LLC, an investment firm and placement agent, raising approximately $5.9 million through the sale of the Company's $.001 par value common stock. A warrant to purchase an additional shares of common stock at an exercise price of $1.50 per share is attached to each share. (See note 14 to the financial statements.)

In March 2004, the Company completed a private placement with Aladdin Investments, LLC, an investment firm and placement agent, raising approximately $4.7 million through the sale of the Company's $.001 par value common stock. The private placement also includes the sale of common stock purchase warrants at a purchase price of $.01 per warrant. (See note 14 to the financial statements.)

In March 2004, the Company sold in a private placement a $5,000,000 4% convertible debenture, which is due on September 11, 2006, and common stock purchase warrants to purchase 810,373 of the Company's common stock, par value $.001 per share, at an exercise price of $2.47per share. The cash proceeds of the private placement are held in a cash collateral account to secure repayment of the debenture. (See note 14 to the financial statements.)

In March 2004, the Company issued 8,252, shares of common stock to InteSec Group, LLC pursuant to an Independent Contractor Agreement dated November 19, 2003. Under the terms of the Independent Contractor Agreement, the Company had the option to pay certain sums due under the contract in either cash or stock (with the amount of stock to be issued subject to a formulaic price set forth in the contract).


The Company is in the process of filing a registration statement under the Securities Act of 1933 to register shares to be sold by existing stockholders. The Company will not receive any proceeds from the sale of the common stock. The Company will pay for the expenses of this offering.


LMIC Manufacturing, Inc. is currently in violation of two financial covenants under its $5,000,000 term note payable. LMIC Manufacturing is not compliant with the minimum net worth requirement that calls for LMIC Manufacturing, Inc. to maintain not less than $2,500,000 of tangible net worth. As of December 31, 2003, LMIC Manufacturing's tangible net worth (deficit) aggregated approximately $(6,103,000). LMIC Manufacturing is also in violation of the cash flow coverage requirement that calls for a minimum cash flow of 1.15 times the debt service payments. At December 31, 2003, the cash flow coverage was (1.06) times the debt service. As a result of this non-compliance the total note is classified as a current liability. LMIC Manufacturing is current on its monthly principal payments and the bank has not requested acceleration of these payments. See note 5 of the financial statements. LMIC Manufacturing is negotiating to restructure this debt.


INDEBTEDNESS

The following table summarizes the terms of our principal indebtedness as of December 31, 2003 and March 31, 2004.
                                                           ($'s in $1,000's)
----------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------------------
Indebtedness         Principal       Principal      Interest Rate      Maturity        Collateral        Conversion Feature
                     Amount at       Amount at
                     12/31/03         3/31/04
----------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------------------
LMIC
Manufacturing,
Inc.
----------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------------------
Promissory        $3,088           $3,088          Prime rate +     June 1, 2005     All assets of   None
Note, dated May                                    1% per annum                      LMI
31, 2001, in
favor of Branch
Banking and
Trust Company
----------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------------------

Convertible       $2,242           $0              8% per annum     Upon demand.     None            None (the conversion

Note, dated                                                                                          rights have expired)
June 26, 2002, in favor of Fuel Centers, Inc.
----------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------------------
LMIC, Inc.
----------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------------------

Amended and       $1,500           $1,500          Prime rate +     November 19,     All assets of   $2.50 per share, subject
Restated                                           .5% per annum    2006             LMIC, Inc.      to anti-dilution
Convertible                                                                          (other than     adjustment.  The
Note, dated                                                                          the security    conversion price is also
November 20,                                                                         for the         re-adjusted for each $1.5
2003, in favor                                                                       Convertible     million in principal
of Laurus                                                                            Debentures)     amount converted

Master Fund,
Ltd.
----------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------------------
Convertible       $600             $600            8% per annum.    July 17, 2005    None            100% of the average
Note, dated                                        No interest                                       closing price of the
July 17, 2003,                                     begins to                                         common stock for the 20
in favor of                                        accrue until                                      days prior to September
Laurus Master                                      July 17, 2004                                     1, 2004, subject to
Fund, Ltd.                                                                                           anti-dilution adjustments
----------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------------------

Promissory        $100             $100            8% per annum     Upon demand.     None            None.
Note, dated

December 12,
2002, in favor
of Ajit K.
Medhekar
----------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------------------

Convertible       $10              $21             3% per annum     October 28,      None            $25.00 per share, subject
Promissory                                                          2008                             to anti-dilution
Note, dated                                                                                          adjustment

August 14,
2003, in favor
of Rod Whiton
----------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------------------
Convertible       --               $5,000          4% per annum     September 11,    A cash          $2.468 per share, subject
Debenture,                                                          2006             deposit of      to anti-dilution
dated March 11,                                                                      $4,980          adjustment
2003, in favor
of Omicron
Master Trust,
Ltd.
----------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------------------

The following table represent the Company's current and future obligations under it existing debt agreements.

($'s in $1,000's)
-------------------------------------- ------------- ------------ -----------
Indebtedness                             Short Term    Long Term      Total
-------------------------------------- ------------- ------------ -----------
LMIC Manufacturing, Inc.
-------------------------------------- ------------- ------------ -----------
Promissory note, dated May 31,
2001, in favor of Branch
Banking and Trust Company                   $3,088            $0       $3,088
-------------------------------------- ------------- ------------ -----------
Settlement Agreement dated
July 12, 2003, between LMIC
Manufacturing, Inc. and Lucent
Technologies (Landover Lease)                 $209          $440         $649

-----------------------------------------------------------------------------
Convertible Promissory
Note dated June 26, 2002, in favor of Fuel Centers, Inc.
(Conversion rights have expired)            $2,242
$2,242

-------------------------------------- ------------- ------------ -----------
LMIC, Inc.
-------------------------------------- ------------- ------------ -----------
Amended and restated
Convertible Note, Dated
November 20, 2003, in favor of
Laurus Master Fund, Ltd.                    $1,500            $0        1,500
-------------------------------------- ------------- ------------ -----------
Convertible Note, dated July
17, 2003, in favor of Laurus
Master Fund, Ltd.                             $200          $400         $600
-------------------------------------- ------------- ------------ -----------
Convertible Promissory Note,
dated August 14, 2003, in favor

of Rod Whitton                                 $10            $0          $10

-------------------------------------- ------------- ------------ -----------

Totals                                      $7,249          $840       $8,089

-------------------------------------- ------------- ------------ -----------

GOING CONCERN


We have incurred net losses of approximately $5,704,000, $8,334,000 and $9,317,000 for the years ended December 31, 2003, 2002 and 2001, respectively. At December 31, 2003, current liabilities exceed current assets by approximately $9,435,000, and total liabilities exceed total assets by approximately $6,103,000. These factors create substantial doubt about our ability to continue as a going concern as reflected in the Company's Independent Auditors' Report and in notes 2 and 14 of the Company's financial statements. Management has been aggressively pursuing, and has successfully been able to raise much needed equity and debt financing. This success is evidenced by a new $4,000,000 revolving credit facility entered into in November 2003, a private placement, in January 2004, for the sale of our .001 par value common stock which raised gross proceeds aggregating approximately $5,900,000, a second private placement, in March 2004, for the sale of our .001 par value common stock, which raised gross proceeds of approximately $4,700,000, and a third private placement, in March 2004, where we sold a $5,000,000, 4% convertible debenture, which is due September 11, 2006. During 2004, the Company has repaid approximately $2,300,000 of 8% convertible promissory notes. It is anticipated that the Company will repay approximately $1,685,000 of installment debt during 2004. There has been no request for acceleration of the Company's equipment loan with Branch Bank and Trust Company, and the Company is aggressively pursuing the possibility of restructuring this debt. We have also made significant progress in its transformation into a contract manufacturer. Management has consolidated operations and reduced overhead costs, as discussed above. In addition, the sales team has been aggressively pursuing sales leads as evidenced by the increased sales orders aggregating in excess of $8,000,000, expected to be completed and delivered by August 2004. It is anticipated that, with the increased sales volume and the focus of management on controlling costs, the operations will be able to generate a positive cash flow.

                                    BUSINESS


Through our subsidiary, LMIC Manufacturing, Inc., we provide engineering design, manufacturing and ongoing installation and maintenance services to established and emerging original equipment manufacturers of complex electronic equipment. Our customers are in the networking, telecommunications, industrial and medical instrumentation markets. Projects include design services, complex printed circuit board assembly utilizing, among other techniques, advanced surface mount technology, electro-mechanical subassembly and total electronic system assembly and integration. Our services range from simple assembly, creating a product with customer-supplied materials, to a full life cycle manufacturing services from design and procurement of parts, through assembly, to delivery and maintenance in the field. We offer a full range of integrated, ISO 9001:2000-certified design, manufacturing and installation and maintenance services to provide transition from concept to product to market. ISO (International Standards Organization) works with the American National Standards Institute (ANSI) and the Registrar Accreditation Board (RAB), the Quality Standards for the US and Canada, and with the RvAC (Dutch Council for Accreditation), the European counterpart of ANSI-RAB, to evaluate the quality controls and processes of companies. Certification under 9001 indicates that quality controls for design, manufacture, and service of electronic equipment meet these standards. Certification under 2000 indicates that we have met the requirements of the most recent revision of these standards which incorporate quality requirements of the ever-changing high-tech industry.

Linsang Manufacturing, Inc. ("LMI") was incorporated under the laws of the State of Delaware in December of 1999, and began operations in January of 2000. The Company was originally established to provide manufacturing services to other privately held, affiliated telecommunications companies owned or controlled by our Chairman, Mr. Kwok Li. Initially, less than five percent of our revenue was generated from non-affiliated customers. Beginning in 2001, the global telecommunications market deteriorated, severely impacting our affiliated customers. This trend intensified during fiscal 2002. As the telecom market continued its downward trend we transformed ourselves into a contract manufacturer and rapidly obtained other contract opportunities in diversified electronic industries such as medical instrumentation, homeland security, and power management.. For 2003, sales from non-affiliated customers represents an excess of seventy percent of our revenue.

Revenue generated from sales to these related parties (each of which is owned or operated by Mr. Kwok Li, our Chairman) has decreased as a percentage of sales from approximately 96% for the year ended December 31, 2001 to approximately 33% for the year ended December 31, 2003.

On July 17, 2003, LMI completed a reverse merger with a wholly owned subsidiary of Cheshire Distributors, Inc., a publicly traded company with substantially no operations ("the Public Shell"). The Public Shell changed its name to LMIC, Inc. and LMI changed its name to LMIC Manufacturing, Inc. (collectively, the "Company").

Linsang Partners, LLC and Linsang International, L.P. are two of the largest shareholders of the Company. Linsang Partners, LLC, a Delaware limited liability company, is the beneficial owner of 5,317,787 shares of common stock of the Company, acquired in exchange for its stock in LMI upon the merger of LMI into LAC in July of 2003. Linsang International, L.P., a Delaware limited partnership, is the beneficial owner of 1,875,461 shares of common stock acquired in exchange for its stock in LMI upon the merger of LMI into LAC in July of 2003. The Chairman of the Company, Kwok Li, is the managing member of Linsang Partners, LLC and may be deemed to indirectly share voting and investment control of the shares of common stock held by it. Mr. Li's wife, Felice Li, is the sole member of Hyla Holdings, LLC, which is the general partner of Linsang International, L.P., and may be deemed to indirectly share voting and investment control of the shares of common stock held by Linsang International, L.P. Mr. Li is also the general manager of Hyla Holdings, LLC.

We have built what we believe to be a state-of-the-art, secure and scalable integrated information environment allowing our manufacturing data collection system (MDCS), our enterprise resource program, and our Product Data Management System to communicate through all stages of our operations. The system also allows complete visibility and effective use of critical design, quality, production and field information. This environment is made up of databases and electronic tracking systems to enable comprehensive data collection and full traceability. This system is made available to our customers via the Internet, allowing them total access to up to the current status of their project.


INDUSTRY OVERVIEW AND MARKET

The electronics manufacturing services (EMS) industry has experienced tremendous growth in the past decade, fueled in part by an increasing trend by original equipment manufacturers (OEMs) toward outsourcing manufacturing and by growth in the underlying electronics market. The total available market (TAM) for EMS is defined as the total cost of goods sold for electronic OEMs. Both the Gartner Group and Technology Forecasters, Inc. (TFI) forecast worldwide TAM to exceed one trillion dollars by 2004.

A distinct trend toward outsourcing began in the 1990's as more companies were forced to rethink asset utilization and cost efficiency. This trend continues to accelerate, resulting in an increasing penetration of the overall TAM by EMS providers. We believe this increasing penetration rate is a key driver in the industry's growth. EMS penetration is higher among new manufacturing companies, which plan from the outset to outsource manufacturing and other operations outside their core competencies. We believe EMS penetration is also increasing among established OEMs as they seek to drive innovation, increase margins, manage capacity and improve their return on invested capital.

Worldwide EMS revenue has grown from $14.0 billion in 1990 to $101 billion in 2000. Even with the economic downturn in 2001-2, EMS revenue held at $100 billion. This growth reflects, in part, EMS providers' increased penetration of the total available market from 4.6% in 1990 to 13% in 2000. TFI estimates this percentage will continue to rise and project worldwide EMS revenues at $150 billion today.

To maintain manufacturing operations capable of supporting increasingly innovative product lines, we believe OEMs must continue to upgrade equipment and infrastructure and train and hire skilled personnel. OEMs must also be prepared to manage fluctuations in demand, including seasonality and demand surges. Outsourcing manufacturing operations provides OEMs with a way to focus capital on their core competencies, gain continuing access to leading edge manufacturing and technological resources and shed reliance on sub-optimally loaded manufacturing facilities.

In general, the largest EMS providers serve the largest and most mature OEMs, such as Motorola, Hewlett-Packard and Cisco, and, consistent with the needs of these companies, focus on high-volume, highly efficient production of well-defined products. The rest of the EMS industry is made up of many small to medium-sized companies providing a variety of niche services. They may fill a geographic or service niche, or focus on small OEMs who do not or cannot go to the larger firms.

GROWTH STRATEGY

We plan to grow rapidly in order to take full advantage of the increasing trend toward outsourcing. We believe we are currently positioned to compete effectively for business from smaller and middle-sized electronic equipment OEMs. Our strategy is to seek long-term relationships with OEMs seeking to outsource existing operations or to align with a long-term manufacturing partner. We work with OEMs who are finding in-house manufacturing operations to be inefficient. We will assume their staff and their infrastructure, and will offer to provide a specified period of exclusive manufacturing support, after which time we will have the right to provide our services at that location to other customers, while ensuring the initial OEM priority access to services. This will involve both acquisitions and organic growth. Our primary acquisition targets are intended to be OEMs with existing in-house manufacturing operations that meet our strategic criteria. We intend to seek organic growth through developing new customer relationships and expanding existing ones. From inception, we have focused on building scalable and flexible systems that can readily integrate new facilities, processes and personnel. We feel these efforts have prepared us operationally for our intended growth strategy.

To minimize fluctuations in revenue streams, utilize capacity efficiently, expand our customer base and create opportunities for growth, our strategy is to target qualified customers with complex, innovative products across a diverse range of technologies. We believe that through our commitment to quality and customer service, and the value-added collaboration that follows from the close integration of our service lines from concept to product deployment and follow-on, we can expand these relationships over time.

Our acquisition strategy attempts to target OEMs or operating divisions of OEMs with existing manufacturing operations that have a history of revenues between $50 and $500 million. Structured appropriately, we believe the OEM can achieve significantly lower production costs and enhance quality and reliability. Generally, we expect to lower our customer's product costs by restructuring acquired operations or consolidating them with our existing operations to improve efficiency and quality control, and manage capacity and inventory more effectively.

                             COMPETITIVE ADVANTAGES

We believe that we provide our customers with the following competitive advantages:



o Design Realization Services. We offer design realization services enabling us to engage very early in the design,


o cycle, when many contract manufacturers are unwilling or unable to do so. With such an early focus on a quality design that is practical to manufacture, we believe we shorten the time to production, reduce product costs and improve quality and reliability.


o Integrated Services. We have an integrated information environment with a goal of providing complete traceability and visibility to the customer, and that enables rigorous quality and process control. We believe our integrated services allow rapid and smooth transitions from design to production to the field.

o Installation and Maintenance Services. When most contract manufacturers conclude their obligations upon shipping the product to the customer, we seek to begin a new phase of our relationship by offering continued field installation and maintenance services to enable efficient asset management and prolong product quality and viability.

o OEM-Focused and Experienced Management Team. We have an experienced management team, many of whom worked together in the past at Yurie Systems or Lucent Technologies. This team worked from the perspective of an OEM, and was responsible for creating design and manufacturing capabilities to meet steep sequential growth demands in the electronics manufacturing services (EMS) sector during a time of rapid design, maturation and change.

SERVICES

Our services can generally be grouped into three categories:

o     Design   Realization--Design   and   prototype   services,   supported  by
      engineering, quality, and supply chain management teams brings clarity to new ideas, and enables rapid transition to:

o Quality Volume Production (QVP)--Flexible, innovative, cost-efficient and scalable manufacturing capability, including: PCB assembly; box build; system integration; final assembly and test; optical and opto-electronic assembly; splicing; electronic and mechanical assembly; and

o Product Integrity Services--Timely, reliable and cost-effective order fulfillment, deployment, installation, field and Return of Materials Authorization (RMA) services.

DESIGN REALIZATION SERVICES

We provide integrated design and prototyping services we believe are unique because of their close integration with our production facilities. From the start, we seek to work with customers to integrate a complete manufacturing strategy with their design requirements. By focusing from the start on manufacturability and quality, our design realization services help customers improve quality, lower cost and transition rapidly to quality volume production.

Our design services include comprehensive engineering services, schematic consultation and support, product design, printed circuit board layout consultation and design and component sourcing. In addition, we work with customers to develop advanced test and quality assurance strategies to produce custom automated test set designs with data collection and analysis capabilities. Our professionals use state-of-the-art tools such as IDEAS, Mentor Graphic's Veribest and Solid Works CAD to provide comprehensive mechanical packaging solutions.

Our prototyping services complete the design cycle as our engineering and manufacturing teams attempt to transform product designs into tangible prototypes, evaluate design and test specifications, and develop and document the process. We seek to establish a repeatable process with a manufacturable product that can transition smoothly into volume production.

QUALITY VOLUME PRODUCTION

We provide fully integrated turnkey manufacturing solutions to ensure timely and efficient fulfillment of requirements across a wide range of technologies. Our QVP services enable smooth transitions from new product introduction (NPI) to volume production. Manufacturing capabilities include state-of-the-art, complex printed circuit board assembly; optical and opto-electronic splicing and assembly; box build, or complete system assembly; higher level assembly and system integration; and electronic and mechanical assembly.


We also offer customized test solutions in our drive to deliver defect-free, high quality products. Test solutions include in-circuit test, functional test, automated optical inspection (AOI) and x-ray, environment stress screening
(ESS), burn-in, thermal, four-corners, reliability, RF, optical (including bit error rate) and customized product and system testing.

PRODUCT INTEGRITY SERVICES

Our product integrity services provide customers with field asset management capabilities, including order fulfillment, deployment, installation and integration, field repair and upgrades, and return of material authorization
(RMA) repair and warranty service. Our technicians have extensive experience in supporting the field deployment and maintenance of large-scale, electronic system networks. They seek to deliver expert installation and integration services to enable reliable and timely turn-up and commissioning of equipment. Our continuing field services provide traceable field repair, as well as upgrade and maintenance; while our RMA services provide warranty and non-warranty shop-floor repair and maintenance.

INFRASTRUCTURE AND SYSTEMS

In LMI's first year of operation (2000), we integrated facilities and equipment acquired from Lucent Technologies with personnel, systems and capabilities developed internally to meet key information management objectives. We built a scalable infrastructure of information, design, manufacturing and quality systems. We also integrated information management systems, including AgileSoft's Product Data Management System, MAPICS' Pointman ERP System, our own proprietary manufacturing data collection system (MDCS) and software to provide customers with continuous, browser-based visibility into their project and product data.

RAPIDINFOTM SYSTEM

Our services are integrated and supported by our RapidInfoTM System. This system incorporates both licensed and proprietary information technology to create an integrated information environment in which critical product and project data is collected and analyzed. Our RapidInfoTM System consists of both proprietary and licensed software products that together enable:

o     Key data capture and analysis;

o     Paperless process;

o Complete traceability from design through post-deployment upgrades and changes; and

o     Continuous customer web-based access to data.

Throughout the design and prototyping process, we employ licensed software tools such as Agile Anywhere to capture and manage rapidly evolving design information. Our proprietary manufacturing data collection system (MDCS) captures key production and quality information and processes data, creating a wholly paperless and traceable electronic shop-floor tracking system. Our ERP System from MAPICS provides automated materials, manufacturing and resource planning capability and captures order, account, vendor, material and shipping data. Our proprietary field asset management software allows ongoing capture and updating of configuration data after products are deployed to the field.

Our RapidInfo system allows our customer to access data regarding their specific project. Data are segregated and password protected so that only authorized customer representatives can access only their data from our web page. Exclusive web access is only for customer use, and is not used in any marketing or investor-relations activities.

OTHER SYSTEMS

Our systems are designed for security and reliability. We have developed redundant information systems and subjected them to various security audits. We regularly back up our information systems and subject them to a virus scan. These efforts are intended to buttress the integrity and security of our information systems and the data stored in them, and to minimize the potential for loss in the event of a disaster. Our facilities have reserve power generating systems to prevent the loss of product and minimize downtime in the event of shortages. We have developed a comprehensive disaster recovery plan and have in place an insurance program that we review and adjust annually to meet our business requirements.

MINORITY BUSINESS ADVANTAGE

As a certified minority business enterprise (MBE) with the Maryland/DC Supplier Development Council, we have a strategic advantage when competing for business in the telecommunications and defense industries. Regional Bell Operating Companies and other major original equipment manufacturers serving the telecommunications industry have signed pledges to target minimum aggregate purchases from MBEs. Very few electronic manufacturing services providers are minority owned businesses. Our status as an MBE may be particularly attractive to any original equipment manufacturer seeking to achieve minority procurement objectives.

RAW MATERIALS

We employ standard procurement practices and our raw material demands are generated through Material Requirement Planning / Master Production Scheduling (MRP/MPS) automated systems. Our procurement group uses generally available distributors and manufacturers to secure the raw materials.

Generally, in the electronics industry raw materials which require a longer lead-time are ordered on "blanket orders" to ensure timely deliveries. We employ this practice when a contractual agreement with a customer is in place, while in all other cases, the material the customer specifies is ordered at the then-prevailing lead times through normal channels. All reasonable efforts are made to find alternate suppliers for hard to find items and some stocking at a minimal level may be authorized in order to prevent shortages. Exceptions can be made with customer approval to use gray market/non-franchised dealer availability when raw material lead-time exceeds customer delivery requirements. We strive to develop good relationships with our suppliers in order to build preferred status for allocated or long-lead time raw materials and attain best cost. We also seek to work with our customers to develop accurate projections of materials requirements and to develop sourcing strategies to minimize intervals between arrivals of materials and order delivery dates. We also believe our electronic systems facilitate materials planning and management efforts. We have formal procedures and work instructions in place for all material control and handling related processes, in accordance with ISO 9001:2000 requirements and company policies, procedures and goals.

CUSTOMER MIX

We seek to limit customer specific risks through the application of our customer risk evaluation policy, under which we evaluate customers and their products for strategic fit, growth prospects and creditworthiness. This evaluation influences whether we will accept business and under what terms. We also attempt to enter into agreements with customers to share the risk of cancelled or reduced order requirements. We manage the non-customer-specific risk associated with our portfolio of customers by seeking diversity of size and technology.


Our customer list includes companies in a variety of industries at varying stages of the product development cycle. Represented sectors include government and defense, information security, telecommunications, high-end computing, medical, satellite and optical systems. The sales cycle averages between three and nine months. We are also an authorized central office engineering and installation vendor for Verizon. Currently, more than half of our revenue is from defense-related contracts, 30% is derived from the medical instrument market and 20% is from the telecommunications industry.


Dependence upon any particular product or market entails a great deal of risk. If a product fails, or an industry stalls, revenue projections will be adversely impacted. For this reason, our sales team targets a varied customer base. We have made a deliberate decision to maintain this diversity in spite of potential economies of scale which we could benefit from by focusing on a particular product or industry.

SALES AND MARKETING

We currently have three employees in sales and sales support, including a Vice President of Sales. We have recently contracted with a manufacturers representative organization to provide extensive coverage in the mid-Atlantic region, and have a relationship with a manufacturer's representative in New England. These organizations offer our services as part of their overall outsourcing services to OEM's and receive a commission on sales of our services.

We generate qualified leads through a number of sources. In-house research has generated leads with products and profiles consistent with our strategic objectives. In addition, we work to develop strategic relationships with vendors and other sources of referrals. Our existing customers are also strong sources of referrals for our business. We intend to engage in targeted communications to continue to build a strong regional reputation. Additional marketing activities to date include development of sales materials and our website, exhibiting at regional manufacturing shows, direct sales efforts and networking through trade organizations.

EMPLOYEES


In response to market trends, we conducted three graduated reductions in force in 2002, ending with a final headcount of 45. As the market has improved, we have judiciously added staff to meet the demands of our workload. LMIC operates with a total staff of 84, all located in our Beltsville, MD facility. Of this number, we have seven executives, as well as forty-three engineers, technicians and specialists working in manufacturing, ten professionals and technicians in our materials management department, seven engineers and technicians in our quality department, nine engineers dedicated to our engineering services division, two in our sales staff, and six employees in our consolidated administrative functions.

COMPETITION

Our competitors may be grouped into the following categories of contract manufacturers (CMs) and OEMs: Traditional CMs, Higher-End CMs, Niche CMs, Other Service Providers and OEMs.

------------------------------------------------------------------------------------------
Traditional CMs
------------------------------------------------------------------------------------------
Profile               This group includes the largest Tier 1 CMs with global
                      facilities competing primarily for high-volume, low-mix
                      work. Tier 1 CMs provide highly efficient production of
                      well-defined products and typically focus on consumer
                      products, PCs and other commoditized products. This
                      business requires tremendous volume to generate sufficient profits and cash flow.
------------------------------------------------------------------------------------------
Sample Companies      Solectron, Sanmina, Flextronics, Celestica
------------------------------------------------------------------------------------------

      Traditional CMs are not presently seen as significant direct  competition.
Their  current  business  models make it  difficult to support  moderate  volume
production.   Rather  than  building  new  capabilities,   such  as  design  and
post-production  services, or broad-based information services, we believe these
CMs are likely to acquire  competitors  who meet a market need.  These companies have a history of acquiring niche players that have  innovative  services or are in unpenetrated markets.

------------------------------------------------------------------------------------------
Higher-End CMs
------------------------------------------------------------------------------------------
Profile               These companies have developed strong engineering
                      front-ends and high-end manufacturing facilities, and
                      focus more heavily on complex products than do typical
                      CMs. However, as they expand through acquisition and
                      establish a greater global presence, these companies have
                      embraced more commoditized production. They do not appear
                      to have invested heavily in robust field and information
                      services.
------------------------------------------------------------------------------------------
Sample                Plexus, Pemstar
Companies
------------------------------------------------------------------------------------------

      Although these CMs will likely compete more directly with us for business, these  providers have recently  relied more on adding larger programs to support
their  increasing  revenue  objectives.   They  do  not  typically  compete  for
post-production  services  nor do they  provide  the same  level  of  integrated information services.

------------------------------------------------------------------------------------------
Niche CMs
------------------------------------------------------------------------------------------
                          Smaller, generally serving only a particular geographic
                          region  or providing a high degree of expertise
Profile                   in one particular type of process or sector. Typically,
                          these companies do not provide a full range of services.
------------------------------------------------------------------------------------------
Sample                    EIT, Patapsco, Zentech
Companies
------------------------------------------------------------------------------------------

         Niche CMs are not seen as a significant threat to our business, as typically these companies meet only a regional need or provide a narrowly focused service addressing a discrete, well-defined need. Niche CMs generally do not attempt to provide the integrated services we offer. Currently, the mid-Atlantic region is served primarily by this type of CM.

------------------------------------------------------------------------------------------
Service Shops
------------------------------------------------------------------------------------------
Profile                   Variation of Niche CM.  Focus on design or installation
                          services, but without production capability.
------------------------------------------------------------------------------------------


         Service shops are not seen as a significant threat. Like Niche CMs, they have a very different business model and face significant barriers to developing manufacturing or full-service capabilities.


------------------------------------------------------------------------------------------
OEMs
------------------------------------------------------------------------------------------
Profile                   Vertically integrated OEMs with in-house design, new -
                          product introduction and manufacturing capabilities.
------------------------------------------------------------------------------------------


We believe OEMs to be our most significant competitor, as more than 70% of all electronics manufacturing remains in-house. While we believe the trend is distinctly toward outsourcing, many of these OEMs are still struggling with the decision to transition manufacturing to CMs. If a CM provides full services and integrated information, in addition to providing efficient and predictable production, OEMs can decide in favor of outsourcing with more confidence. We believe we are uniquely positioned from the standpoint of geography and capability to partner with OEMs once these decisions have been made.


TECHNICAL CAPABILITIES


We manage our operations from Beltsville, MD within 80,000 square feet of high-tech facilities strategically located in the mid-Atlantic technology region. We currently have approximately 84 employees, fifteen of whom are engineers. Our headquarters houses state-of-the-art surface mount capabilities using Siemens pick-and-place equipment, in addition to optical splicing, assembly and test facilities; box build capability; as well as systems integration, design and prototyping functions. Serving over twenty different customers, including US government contractors, we provide a wide array of technical capabilities. These include:


o     Agile Configuration and Product Data Management;
o     Automated Data Collection & Warehousing;
o     Automated Test and Quality Tracking;
o     Burn-In Facilities, over 50 Degrees C.;
o     Class 10,000 Clean Facilities/ Class 100 Space;
o     Comprehensive Test Capabilities;
o     Electronic Shop-Floor Tracking Systems;
o Engineering Expertise--component, design, electrical, mechanical, PCB, quality assurance, software, test;
o     ESD Controlled, Secure Facilities;
o     Integrated Information Systems;
o     Leading-Edge SMT, Optical Splicing, and Test Equipment;
o     Mapics Pointman ERP System;
o     Powerful Design and PCB Layout Tools;
o     Rapid Prototyping Facilities;
o     Shop Floors with -48V DC Power Bus;
o     Supply-Chain Management;
o     Web-Based Customer Collaboration Tools; and
o     Web-Enabled Transactions.

ISO 9001 CERTIFICATION


We are ISO 9001:2000 quality certified. This means that our quality processes for the design, manufacture and service of electronic equipment has been audited to ensure compliance with the stringent controls standards of the American National Standards Institute (ANSI)and the Registrar Accreditation Board (RAB), the Quality Standards for the US and Canada, and by the RvAC (Dutch Council for Accreditation ) the European counterpart of ANSI-RAB. We are one of the few contract manufacturing service (CMS) providers in the region with such certification. Our systems, processes, and controls were all stringently evaluated in the certification process, and audits are conducted on an annual basis. Successful certification indicates that our processes and procedures are defined and implemented to ensure consistently high quality products, while operations are all documented and easily repeatable. As an ISO 9001:2000 CMS, our services are in demand by makers of high-end electronics.


RESEARCH AND DEVELOPMENT

LMIC Manufacturing, Inc., our wholly owned subsidiary, is a manufacturing company, and provides full service R&D capabilities for our customers. Our engineering services include software, hardware, and mechanical design. We also support product improvement, reengineering for manufacturability for our customers. We support the RapidInfoTM , proprietary software that supports all manufacturing functions within our operations. We do not conduct independent, self-funded research and development.

OFFICES AND FACILITIES

In 2001, we designed and built a custom, state of the art manufacturing facility and in the fall of 2001 we moved all our operations to that location. Our plant is custom designed and built in a 80,000 square foot facility, which includes the latest equipment for surface mount technology and fiber optics manufacture. We have a 10-year lease extending through June 30th, 2011, with monthly payments of $75,747.00 per month.

                     BOARD OF DIRECTORS AND MANAGEMENT TEAM

Brief biographies of the members of the Board of Directors and our executive officers are presented below.

Name              Age              Title
----              ---              -----
Kwok Li           46       Chairman of the Board
Ajit Medhekar     45       Director
Barton Shigemura  44       Director
Luis P. Negrete   56       President, Chief Executive Officer, Director
Mary Faith Boyer  45       Vice President & Secretary
Payesh Jhaveri    39       Chief Financial Officer
John J. Duffy     49       Vice President, Sales
John Lambert C.   46       Vice President, Quality
Shreenath Shetty  42       Vice President, Engineers
Bob Leypoldt      45       Vice President, Manufacturing

KWOK LI, CHAIRMAN


Mr. Li is a major investor and Chairman of the board of directors of what is now LMIC, Inc. He is also the Chairman and Managing Partner of Linsang Partners, LLC, a holding company focusing on the integration of computing and communications . Mr. Li has created several privately held companies that are critical in such applications. Among Linsang's publicly and privately held companies is Splitrock Services, Inc., a nationwide, multi-service, network provider. Splitrock used unique network algorithms that achieved a highly efficient data network with minimum routing delays for Internet data traffic. In 1998, Splitrock successfully raised a $261m bond offering, and became publicly traded in July 1999. In January 2000, Splitrock was acquired by McLeodUSA, Inc., (NASD-MCLD). Before starting Linsang, Mr. Li was the cofounder the Chief Technology Officer of Yurie Systems, Inc. (NASD-YURI), which designed and manufactured a line of high capacity data and voice switches. Yurie was listed on NASD in February 1997, and was acquired by Lucent Technologies (LU) in June 1998. Yurie pioneered the use of Asynchronous Transfer Mode (ATM) technology in network access applications. In the years before starting Yurie Systems, Mr. Li held various positions with WilTel and with BNR, the R&D arm of Northern Telecom. Linsang Partners, LLC and Linsang International, L.P. are two of the largest shareholders of the Company. Linsang Partners, LLC, a Delaware limited liability company, is the beneficial owner of 5,317,787 shares of common stock of the Company. Linsang International, L.P., a Delaware limited partnership, is the beneficial owner of 1,875,461 shares of common stock. The Chairman of the Company, Kwok Li, is the managing member of Linsang Partners, LLC and may be deemed to indirectly share voting and investment control of the shares of common stock held by it. Mr. Li's wife, Felice Li, is the sole member of Hyla Holdings, LLC, which is the general partner of Linsang International, L.P., and may be deemed to indirectly share voting and investment control of the shares of common stock held by Linsang International, L.P. Mr. Li is also the general manager of Hyla Holdings, LLC. Mr. Li received his B.E.S. in Electrical Engineering from the Johns Hopkins University in 1979, and is a member of its Board of Trustees.


AJIT MEDHEKAR

In 1997, Mr. Medhekar founded Lara Technology, Inc., a telecommunications company, and served as its Chairman and CEO. In 1999 Lara Technology, Inc. was renamed empowerTel Networks, Inc. and created a new company named Lara Networks, Inc. He continued to serve as Chairman of Lara Networks until it was acquired by Cypress Semiconductor in July 2001. Mr. Medhekar continued to serve as Chairman and CEO of empowerTel Networks until it was acquired by IPUnity, Inc. in July 2002. He currently serves on the Board of Directors of IPUnity, Inc., Corrent Corporation, and SIGPRO Wireless, as well as LMIC, Inc.

In his capacity as an electrical engineer, Mr. Medhekar co-authored 14 patents, 13 of which have been granted to date. Mr. Medhekar received both Bachelors and Masters Degrees in Electrical Engineering from the Massachusetts Institute of Technology in 1981.

BARTON SHIGEMURA

Mr. Shigemura is currently president and CEO of YottaYotta Inc., a leader in the storage utility arena. He has been with YottaYotta Inc. since 2003. Prior to YottaYotta, Mr. Shigemura was Chairman and CEO of Alidian Networks from September 1999 to December 2003, a layer 2 grooming and aggregation platform in the metro optical market. Prior to Alidian, Mr. Shigemura was Vice President of worldwide Marketing for all data products at Lucent Technologies from June 1998 to September 1999. He joined Lucent via their acquisition of Yurie Systems. Mr. Shigemura served as Senior Vice President of Sales and Marketing at Yurie from April 1996 to June 1998, and was a member of their Board of Directors. Before joining Yurie from May 1993 to April 1996, Mr. Shigemura was Vice President of Marketing and Services for Premisys Communications. Earlier in his career, Mr. Shigemura held executive sales and marketing positions at Nortel Networks, General DataComm and IBM. Mr. Shigemura is currently on the board of directors of YottaYotta Inc., Zhone Technologies, and Cibernet.Mr. Shigemura has a B.S. in Marketing and Finance from the University of Southern California.

LUIS P. NEGRETE, PRESIDENT AND CHIEF EXECUTIVE OFFICER

As President and CEO, Mr. Negrete has provided executive leadership at LMIC, Inc. since its inception in January 2000. LMIC, Inc. was founded by Luis Negrete. Mr. Negrete has over 30 years of executive-level experience in a diverse set of industries around the world. His experience spans manufacturing, research, design, and development of new technologies, strategic planning, and engineering development. Mr. Negrete was formerly Director of Manufacturing at Lucent Technologies, Inc. (June 1998 to January 2000), Director of Administrative Services for Yurie Systems, Inc., and Vice-President of DIMISA, in Madrid, Spain, a company oriented to the research, design and development of new technologies in the automobile industry.

Mr. Negrete held numerous high level positions in the Republic of Cuba. As Vice-Minister of Industry, he was directly responsible for the research, design and development of the Cuban automobile industry. In that capacity, Mr. Negrete oversaw 12 manufacturing facilities with more than 6,000 employees, and the Institute for the Development of Engineering Technology, with more than 300 engineers of different specialties. Mr. Negrete was also President of the Agricultural Machinery Industry, overseeing the Institute for Agricultural Development and six manufacturing facilities with more than 500 employees and 800 foreign consultants. Mr. Negrete also served as President of the Cuban Rice Industry, Vice President of Iron & Steel Industry and Vice President of Cuba-Tobacco. Mr. Negrete left Cuba in 1982 to begin a career in the US intelligence community. Mr. Negrete holds a degree in Business Administration-Economics and a Masters Degree in Economic Planning from the University of Havana.

MARY-FAITH BOYER, SPHR, VICE PRESIDENT

Ms. Boyer joined LMIC in February of 2003 where she is responsible for, among other things, investor relations, public relations, employee relations, human resources, EEO, staffing, government compliance, payroll, OSHA, risk management and facilities management. Prior to joining LMIC, Ms. Boyer served as a consultant with PRM Consulting from June 2002 to January 2003. Ms. Boyer served as director of administration and human resources at VTLinx, Inc. from December 2000 to September 2001, and QualStream, LLC from October 2001 to February 2002, each Silver Spring, Maryland-based high-tech start-up companies. She was also director of human resources and federal facility security officer for PTFS, Inc of Bethesda, Maryland from June 1999 to December 2000 and director of human resources for Digital System Resources in Fairlakes, Virginia from September 1996 to June 1999. In 1983 Ms. Boyer received a B.A. in Social and Political Institutions from Wilson College in Chambersburg, Pennsylvania.

JOHN J. DUFFY, VICE PRESIDENT OF SALES

Mr. Duffy joined LMIC, Inc. in October 2000. Mr. Duffy has led the expansion of our sales pipeline and hired sales representatives for the mid-Atlantic and Northeast regions, with experience in the EMS, optical, and other technology sectors. Mr. Duffy has 25 years of industrial sales, service, and marketing experience, with nearly ten years in the EMS industry in the mid-Atlantic region. Before joining LMIC, Inc., Mr. Duffy was sales manager at Zentech Manufacturing (September 1999 through September 2000), where he designed and implemented a strategic marketing plan that tripled sales volume in a six-month period. Before Zentech, Mr. Duffy managed business development in the Mid-Atlantic region for IEC Electronics (January 1994 through September 1999), a Tier Two EMS provider. Mr. Duffy was National Sales Manager for Walchem Corporation and also held engineering and marketing positions at the Milton Roy Company. He studied mechanical engineering at Virginia Polytechnic Institute and marketing and management at LaSalle University.

JOHN C. LAMBERT, VICE PRESIDENT OF QUALITY

Mr. Lambert joined LMIC, Inc. in January 2000. He led the development and integration of our quality and information systems, and the development and acquisition of equipment and production systems currently in use at our facilities. Through Mr. Lambert's leadership, LMIC, Inc. was able to obtain ISO 9001 certification in the design, manufacturing and servicing of electronic equipment after only nine months of operation and maintain continuous certification through expansion to our new facility.

Mr. Lambert has over 20 years experience in testing, manufacturing and quality engineering, engineering management and in evaluating contract manufacturers. Before joining LMIC, Inc., Mr. Lambert was Director of Quality and Reliability at Lucent Technologies (June 1998 to January 2000) and Yurie Systems. In that capacity, Mr. Lambert was responsible for supplier and manufacturing quality, process and reliability engineering functions. He was also a member of the team assigned to integrate the Ascend acquisition into the Lucent organization. Before Yurie, Mr. Lambert was a technical leader at AlliedSignal GES Communications Systems, responsible for the quality, test and process engineering functions for all IFF product lines. A Six Sigma Black Belt, he was also a member of the Lean Manufacturing Implementation Team. Mr. Lambert has a B.S.E.E. from Temple University and is an AQS certified ISO 9000 Lead Auditor.

MR. PAYESH JHAVERI, CHIEF FINANCIAL OFFICER

Mr. Payesh Jhaveri jointed LMIC, Inc. as CFO in April of 2004. Prior to joining LMIC, Inc., Mr. Jhaveri worked as a Controller for Iphotonics, Inc. from July 2000 to April 2004, an optical division of Solectron Corporation, where he directed all finance operations. He was instrumental in establishing the finance department which supported revenue growth from $400,000 to $25,000,000 annually. At Iphotonics he also played a key role to bring the start-up operations to a break-even level in less than 3 years. Before Joining Iphotonics, Mr. Jhaveri worked as a Business Unit Controller with the Process Division of GSE systems in Columbia, MD (from February 1999 to July 2000). He has also held key finance positions with ManTech Solutions (FKA Accel, Inc.) (from February 1992 to February 1999), and Hills of Westchester, Inc. (from March 1987 to February
1992). Mr. Jhaveri completed his CPA certification in 1990; earned MBA from Ohio University in 1986 and Bachelors in Commerce from Bombay University in 1984.

SHREENATH SHETTY, VICE PRESIDENT OF ENGINEERING

Mr. Shetty joined LMIC, Inc. in February of 2003. He has more than 10 years of experience in engineering, bringing in extensive experiences from all areas of product development. Most recently (1999 through 2002), he led the System Integration and Test team at ARMILLAIRE TECHNOLOGIES, a company that designed, built and fielded a packet based tandem switch in ARBROS' (CLEC) network, and completed the pre-production trials of a NGN CLASS 5 switch with TELMEX (ILEC). With experiences in embedded and DSP software development, configuration management, black box and white box system testing, product roll-out and field installation, he has a proven ability to lead multi-discipline teams. Prior to his tenure with ARMILLAIRE, Mr. Shetty worked as Director of Software Development with SOTAS, Inc. (1997 to 1999), working in intrusive and non-intrusive telephony measurement and led embedded, DSP, and windows application development teams from requirements to delivery of new products. Mr. Shetty completed a Master's degree in Electrical Engineering from Tennessee Technological University in 1993, and a Bachelor's degree in Electronics and Communications from University of Mysore in India in 1987.

ROBERT LEYPOLDT, VICE PRESIDENT OF MANUFACTURING

Mr. Leypoldt joined LMIC in January of 2001 as a senior Quality Engineer. He was been instrumental in obtaining and upgrading our ISO certification, and in so doing became an integral member of the manufacturing management team. When an opening for Vice President of Manufacturing came open in December of 2003, he was the logical choice to fill that void. Mr. Leypoldt has more than 25 years experience in electronics manufacturing. Between 1998 and 2001 he worked as Senior Quality Engineer for Lucent Technologies, and prior to that (1985 through 1998) he worked in various quality-related positions for Allied-Signal, Inc.

                             EXECUTIVE COMPENSATION


The following table sets forth information with respect to the compensation of our CEO and any additional officers who were serving at the end of our most recently completed fiscal year and earned salary and bonus in excess of $100,000 (collectively, the "named executive officers").




                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------
                                   ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
--------------------------------------------------------------------------------------------------------------------
                                                                           AWARDS            PAYOUTS
                                                                       ---------------------------------------------
                                                                                 SECURITIES
                                                                    RESTRICTED   UNDERLYING              ALL OTHER
   NAME AND                                       OTHER ANNUAL        STOCK       OPTIONS/      LTIP      COMPEN-
  PRINCIPAL        YEAR       SALARY    BONUS     COMPENSATION       AWARD(s)       SARs       PAYOUTS    SATION
  POSITION                     ($)       ($)           ($)             ($)          (#)          ($)        ($)

     (a)            (b)        (c)       (d)           (e)             (f)          (g)         (h)         (i)
--------------------------------------------------------------------------------------------------------------------
Luis P. Negrete    2003     $220,000      0             0               0            0           0           0
President & CEO
--------------------------------------------------------------------------------------------------------------------
John Lambert,      2003     $110,000      0             0               0          3,412         0           0
VP of Quality
--------------------------------------------------------------------------------------------------------------------


The following table sets forth information with respect to stock option grants to the named executive officers during the most recently completed fiscal year.


--------------------------------------------------------------------------------------------------------------------
                                            OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                    [Individual Grants]
--------------------------------------------------------------------------------------------------------------------
                      NUMBER OF          PERCENT OF TOTAL
                      SECURITIES           OPTIONS/SARs
 NAME                 UNDERLYING            GRANTED TO         EXERCISE OR BASE           EXPIRATION DATE
                      OPTIONS/SARs         EMPLOYEES IN          PRICE ($/SH)
                      GRANTED (#)          FISCAL YEAR

  (a)                   (b)                     (c)                     (d)                     (e)
--------------------------------------------------------------------------------------------------------------------
Luis P.
Negrete,
President & CEO           0                    0                     0
--------------------------------------------------------------------------------------------------------------------
John Lambert,           3,412                  8%                $3.52 ea.                      2013
VP of Quality
--------------------------------------------------------------------------------------------------------------------


The following table sets forth information with respect to the fiscal year end option value of options held by the named executive officers as of the end of the most recently completed fiscal year.

--------------------------------------------------------------------------------
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                            NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                           UNDERLYING UNEXERCISED       IN-THE-MONEY
                           OPTIONS/SARS AT FY-END     OPTIONS/SARS AT
          NAME                      (#)                  FY-END ($)
                                EXERCISABLE/            EXERCISABLE/
                               UNEXERCISABLE           UNEXERCISABLE
           (a)                      (d)                     (e)
--------------------------------------------------------------------------------

Luis P. Negrete,             213,132 / 102,374           $184,223.52 / 0
President & CEO

--------------------------------------------------------------------------------

John Lambert, VP of          29,174 / 10,000             $23,335.20 / 0
    Quality

--------------------------------------------------------------------------------

EMPLOYEE PENSION, PROFIT SHARING OR OTHER RETIREMENT PLANS

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

COMPENSATION OF DIRECTORS

At present, we do not pay directors for attending meetings of the Board of Directors. Outside directors receive a grant of options to purchase 20,000 shares of our common stock per year. Each of our non-employee directors has received a grant of options to purchase 60,000 shares of our common stock vesting over three years based on continued service on the board , in lieu of annual grants of options for 20,000 shares..

Other Arrangements. During the year ended December 31, 2002, and except as disclosed elsewhere in this prospectus, no director of LMIC received any form of compensation from LMIC.

STOCK OPTION AND BONUS PLANS

We have a stock option plan, adopted by our Board of Directors in May 2003 and approved by our stockholders in July 2003, pursuant to which up to 2,000,000 incentive and non-incentive options may be granted (the "Plan"). The Plan will remain in effect until May 1, 2013, unless terminated earlier by action of our Board of Directors. Officers, directors, employees, advisors and consultants may be granted options under the Plan. The Plan is administered by our Board or a committee appointed by the Board, which has the authority to interpret the provisions of the Plan and supervise its administration. In addition, the Board is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each such grant and to determine when, and upon what conditions, shares or options granted under the Plan will vest or otherwise be subject to forfeiture and cancellation. Options granted pursuant to the Plan which are not exercised, terminate upon the date specified at the time the option was granted.

In the discretion of the Board, any option granted pursuant to the Plan may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Board may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Plan will be forfeited if the "vesting" schedule established by the Board of Directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of LMIC or the period of time a non-employee must provide services to LMIC. At the time an employee ceases working for LMIC (or at the time a non-employee ceases to perform services for LMIC), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Board, payment for the shares of common stock underlying options may be paid through the delivery of shares of common stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of common stock may also be permitted as payment for options at the discretion of the Board.

Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board when the shares were issued.

The Board may, at any time and from time to time, amend, terminate or suspend the Plan in any manner it deems appropriate, provided that such amendment, termination or suspension cannot adversely affect rights or obligations with respect to shares or options previously granted.

The Plan is not qualified under Section 401(a) of the Internal Revenue Code, nor are they subject to any provisions of the Employee Retirement Income Security Act of 1974.

To date, no new options have been granted under the Plan.

There are currently 639,000 options for employees of the former Linsang Manufacturing which were converted to the new plan. These shares are valued at $.59 and 3.52 per share, dependent upon the strike price under which they were issued.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

GENERAL


Beginning in fiscal year 2000, we joined with Linsang Management Corp., an entity wholly-owned by Kwok Li, our Chairman, in a benefits package with a third party benefits providers to provide health benefits and a 401k plan to employees of both companies. This was done to achieve economies of scale, as small groups often pay an increased premium for these benefits. The interest in these plans has varied with staffing levels for each party. LMIC has had sufficient headcount since 2000 to qualify as a mid-sized company for most health benefits providers. There is no formal arrangement with Linsang Management and we may, in the future, determine to engage our own benefits package providers. As of December 31, 2003, the joint 401(k) plan has been terminated, and we are currently exploring options for a separate health benefit plan. While our Chairman and certain members of his family have participated in this arrangement, our Chairman's interest has been limited to under $60,000.

Beginning in fiscal year 2000, we began providing design, manufacturing, and related services to companies controlled by our Chairman, Mr. Kwok Li. The Company was developed to serve as a captive manufacturing entity meeting the needs of those telecom companies controlled by Mr. Li. Such arrangements included sales to the following related entities:

o Linsang Partners, LLC, an entity controlled by Mr. Kwok Li. Mr. Li is the Manager, Chairman and 98% owner of Linsang Partners, LLC. In 2001, we provided Linsang Partners, LLC a mix of services in the amount of $44,106, with no sales to that entity in 2002, and sales in the amount of 62,828 in 2003;

o Wavix, Inc., a company controlled by Linsang Partners, LLC, which has ownership interest of 51% in that company. In 2001 we made sales to Wavix for engineering services in the amount of $108,286. In 2002 this amount increased to $554,004, and in 2003, our sales to Wavix increased to $1,561,007

o Arbros Communications, Inc., an entity controlled by Linsang Partners, LLC, which has ownership interest of 52% in that entity. In 2001 we provided design, engineering and manufacturing services in the amount of $809,101 to Arbros. This amount decreased in 2002 to $191,700, and further decreased in 2003 to sales of only $85,564.

o Alatiere, Inc. was controlled by Linsang Partners, LLC, which had an ownership interest of 100% in that company. In 2001 we provided engineering and design services in the amount of $32,750. Alatiere ceased operations on November 30, 2001.

o VTLinx Multimedia Services, Inc. was controlled by Linsang Partners, LLC, which had an ownership interest of 100% in that company. In 2001 we provided engineering and manufacturing services in the amount of $340,425. VTLinx ceased operations on September 7, 2001.

o Armillaire Technologies, Inc. was controlled by Linsang Partners, LLC, which had an ownership interest of 93.9% in that company. In 2001, we provided design, engineering, and manufacturing services in the amount of $3,157,244. This amount decreased to $30,080 in 2002. Armilllaire ceased operations on February 2, 2002.

o Xyterra Computing, Inc. was controlled by Linsang Partners, LLC, which had an ownership interest of 46.8%, and Linsang International, LP,, which had an ownership interest of 33.2% in that company. In 2001, we provided engineering services in the amount of $660,742. This amount increased to $136,201 in 2002. Xyterra ceased operations by June 2002.

o Linsang Leasing LLC is controlled by Linsang Partners, LLC, which has an ownership interest of 100% in that entity. In 2003 we received $7,000 as lease payments from that entity.

o International Prepaid Communications, Inc. is owned by Mr. Lawrence Li, the brother of our Chairman, Mr. Kwok Li. In 2003, we provided engineering services in the amount of $335,090.

On June 27, 2002, the Company issued a $2,000,000 convertible promissory note which bears interest of 8%, and was originally due and payable on October 15, 2002. This note was a bridge loan from a third party in anticipation of a private placement which did not occur. In October 2002, the note was amended to extend the due date to January 15, 2003. In 2003, the note was amended a second time to change the terms to a demand note. As consideration for the second amendment, the Company issued 300,000 shares of the Company's common stock valued at $1.50 per share or $450,000, which has been expensed and is reflected in interest and other debt expense in 2003. The note is personally guaranteed by the majority shareholder, Mr. Kwok Li, and can be converted into shares of the Company's common stock at a rate of $14.66 per share as adjusted for the reverse acquisition ($2.50 per share pre-reverse). At December 31, 2003, this debt includes accrued interest of approximately $242,000.

During 2003, we entered into three subleases with related entities, Wavix, Inc., Arbros Communications, Inc. and Linsang Partners, LLC. Our Chairman, Mr. Kwok Li is Manager, Chairman and 98% Owner of Linsang Partners, LLC, which holds a 51% and 52% ownership interest in Wavix, Inc. and Arbros Communications, Inc., respectively. These subleases generated approximately $195,000 of income in 2003, and expired from January to March 2004. We have extended these leases on a month-to-month basis.

In February 2003, the Company entered into a short-term $2 million term note payable agreement with a related party, Laurus Master Funds, Ltd,, a majority stockholder of Cheshire Distributors, Inc. prior to the reverse merger. The note bears interest at 8.35% per annum and was secured by the personal guarantee of the Company's principal shareholder, Mr. Kwok Li.

On July 17, 2003, in conjunction with the reverse merger, the Company assumed a convertible (at the Company's discretion) loan payable to Laurus Master Funds, Ltd. of $600,000, bearing interest at 8%, payable in 12 equal monthly installments of $50,000, commencing on September 1, 2004. The conversion price per share is 100% of the average closing price of the common stock for the twenty (20) days prior to the first repayment date.

27On May 1, 2003, LMIC, Inc., formerly known as Cheshire Distributors, Inc., (a shell corporation of which Laurus Master Funds, Ltd, was majority stockholder), Linsang Acquisition Corp., Linsang Manufacturing, Inc., and certain major stockholders of the Registrant and Linsang entered into an Agreement and Plan of Reorganization, as amended ("Merger Agreement") pursuant to which LAC merged with and into Linsang (the "Merger"). On July 17, 2003, the transactions contemplated by the Merger Agreement were consummated. Pursuant to the Merger Agreement, stockholders of Linsang exchanged their shares for shares of our common stock. Following the conversion of shares by Linsang's stockholders, such stockholders owned approximately 85% of the outstanding shares of common stock on a fully diluted basis and our stockholders before the Merger owned approximately 15% on a fully diluted basis.

In November 2003, the Company entered into a $4,000,000 working capital line of credit with Laurus Master Trust, Ltd., our majority shareholder prior to the reverse merger, which included a refinancing of the $2 million short-term note payable. Principal amounts of the note may be converted into the Company's $.001 par value common stock at an exercise price of 125% of the average closing price for the twenty (20) days prior to the conversion notice. The Company shall issue additional 7 year warrants to purchase a number of shares equal to 5% of the principal being converted divided by 125% of the fixed conversion price. The line of credit accrues interest at the prime rate (4% at December 31, 2003) plus ..5%. It is collateralized by all the assets of the Company, as well as a limited personal guarantee of our principal stockholder, Mr. Kwok Li. In conjunction with this new facility, the Company issued 7 year warrants to purchase up to 64,000 shares of the Company's common stock with an exercise price of 125% of the average closing price of the common stock for the twenty (20) days prior to the exercise notice. The warrants cannot be exercised if, on the exercise date, the exercise would result in beneficial ownership of the lender or affiliates exceeding 4.99% of the total outstanding common stock of the Company. The $2 million term note was rolled into this new agreement and an additional $1,500,00 was advanced on November 23, 2003. On December 30, 2003, $2,000,000 was repaid by certain third parties who received 1,333,334 shares of common stock in the Company in exchange for such payment. At December 31, 2003, the outstanding balance on this facility was $1,500,000.


CHESHIRE DISTRIBUTORS PRIOR TO JULY 2003

In April 2002 , Cheshire Distributors, Inc. (a shell corporation into which Linsang Manufacturing, Inc. would later merge) issued three convertible notes aggregating $734.166 in principal amount to Laurus Master Fund, Ltd., which was at the time its controlling shareholder. The convertible notes were issued in exchange for the assignment of certain promissory notes receivable.

LMIC RELATED PARTY TRANSACTIONS FROM 2002


On December 12, 2002 we executed a $200,000 Demand Note in favor of Ajit Medhekar, a member of our board of Directors, in exchange for a $200,000 loan to us. Interest is payable at 8% per annum. This note may be prepaid at any time, upon at least 30 days notice to Mr. Medhekar. On January 21, 2004, Mr. Medhekar accepted 66,667 shares of common stock in LMIC, in conjunction with the private offering coordinated by Vertical Ventures, Inc. In return, his note was amendment and restated for $100,000.

                PRINCIPAL STOCKHOLDERS AND HOLDINGS OF MANAGEMENT

The following table sets forth certain information as of March 31, 2004, regarding (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, and named executive officer of the Company, (iii) all officers and directors as a group.

For a description of certain transactions between us and the persons listed in this table, see the section of this Prospectus entitled "Board of Directors and Management Team - Certain Relationships and Transactions."

                                            NUMBER OF SHARES       APPROXIMATE
                                            BENEFICIALLY           PERCENTAGE OF
NAME                                        OWNED                  COMMON STOCK

                                               (1)                     (2)

Ajit K. Medhekar (3)                           66,667                      *
c/o LMIC, Inc.
6435 Virginia Manor Road
Beltsville, MD 20705

Kwok Li (3), (4), (5)                       7,193,248                  40.26%
c/o LMIC, Inc.
6435 Virginia Manor Road
Beltsville, MD 20705

Linsang Partners, LLC (4)                   5,317,787                  29.97%
Post Office Box 0039
Beltsville, MD 20704
Kwok Li, Owner

Linsang International, L.P. (5)             1,875,461                  10.29%
Post Office Box 0039
Beltsville, MD 20704
Hyla Holdings, LLC
Kwok Li, Chairman

Luis Negrete (3)                              213,132                      *
c/o LMIC, Inc.
6435 Virginia Manor Road
Beltsville, MD 20705

Barton Y. Shigemura (3)
c/o LMIC, Inc.                                      0                      *
6435 Virginia Manor Road
Beltsville, MD 20705

John Lambert (3)

c/o LMIC, Inc.                                 29,174                      *
6435 Virginia Manor Road

Beltsville, MD 20705


All officers and directors as a group,      7,502,221                     42%
(10 individuals)


---------

* less than 1%.

(1) Pursuant to the rules of the Securities and Exchange Commission, a person is deemed to "beneficially own" shares of common stock over which the person has or shares investment or voting power, or has the right to acquire such power within 60 days.

(2) The percentage of common stock owned is calculated based on the number of shares of common stock outstanding, plus in the case of each person the number of shares of common stock issuable only to such person upon the exercise of options or warrants and the conversion of convertible debt securities.

(3) Officer or director.

(4) Kwok Li is the managing member of Linsang Partners, LLC and may be deemed to share voting and investment control of the shares directly owned by Linsang Partners, LLC.

(5) Hyla Holdings, LLC is the general partner of Linsang International, L.P. and may be deemed to share voting and investment control of the shares directly owned by Linsang International, L.P. As the sole member of Hyla holdings, LLC, Felice Li (the wife of Kwok Li) may be deemed to share voting and investment control of the shares directly owned by Linsang International, L.P. and that may be deemed to be indirectly owned by Hyla Holdings, LLC.

                              SELLING STOCKHOLDERS


This prospectus relates to the sale of shares of our common stock by several of our stockholders. The shares offered by this prospectus include shares owned by these stockholders as well as shares issuable upon the exercise of options and warrants and conversion of convertible debt securities (and up to 500,000 additional shares of common stock that may be issued to the selling stockholders under the terms of anti-dilution rights contained in the options, warrants, or convertible debt securities that they own.). The shares, options, warrants and convertible debt securities were issued for services rendered and in private offerings for cash.


We will not receive any proceeds from the sale of the shares by the selling stockholders. The selling stockholders may resell the shares they acquire by means of this prospectus from time to time in the public market. The costs of registering the shares offered by the selling stockholders are being paid by LMIC. The selling stockholders will pay all other costs of the sale of the shares offered by them.

The following table identifies the selling stockholders and the shares that are being offered for sale by the selling stockholders and the percentage ownership of common stock of each selling shareholder after the Offering based upon 17,779,719 shares outstanding as of March 31, 2004.

For a description of certain transactions between us and the persons listed in this table, see the section of this Prospectus entitled "Board of Directors and Management Team - Certain Relationships and Transactions."


                                                         Shares
                                                        Issuable
                                                        Upon the
                                                        Exercise         Shares            Ownership
                                                       of Options        to be               After
                                                       or Warrants       Sold               Offering
                                                     and Conversion        in        -------------------------
                                         Shares      of Convertible       this          Number     % of
Name                                     Owned      Debt Securities(1)  Offering       of Shares    Class
----------------------------------------------------------------------------------------------------------


Linsang Partners, LLC (2)                     5,317,787              0        531,778     4,786,009     26.92%
Aladdin Investments, LLC (3)                  2,666,667              0      2,666,667             0         0%
Linsang International L.P. (4)                1,875,461              0        187,546     1,687,915      9.49%
Cartisien Holdings, Inc. (5)                    466,667              0        466,667             0         0%
Ghidra Holdings, Inc. (6)                       466,667              0        466,667             0         0%
Peterson & Collins, Inc. (7)                    400,000              0        400,000             0         0%
Vertical Ventures, LLC (8)                      400,000        400,000        800,000             0         0%
South Ferry #2 (9)                              333,334        333,334        666,668             0         0%
MOCLS' Holdings, LLC (10)                       266,667              0        266,667             0         0%
Crown Capital, Corp. (11)                       238,041              0        238,041             0         0%
Todd Wilkens                                    216,502              0        216,502             0         0%
Platinum Partners Global Macrofund LP (12)      200,000        200,000        400,000             0         0%
New Regent Industries, Ltd. (13)                175,000        175,000        350,000             0         0%
Crown Taylor (14)                               175,000        175,000        350,000             0         0%
Crescent International, Ltd. (15)               166,667        166,667        333,334             0         0%
Omicron Master Trust, Ltd. (16)                 133,334      2,969,639      3,102,973             0         0%
Colbart Binnet, LLC (17)                        133,334        133,334        266,668             0         0%
Chana Sasha Foundation (18)                     133,334        133,334        266,668             0         0%
Countrywide Partners (19)                       133,334        133,334        266,668             0         0%
Aysseh Family, LLC (20)                         133,333              0        133,333             0         0%
Yung Lung Ho                                    131,214              0        131,214             0         0%
Kam Chung Lee (21)                              164,535              0        164,535             0         0%
Yair Yaish                                      126,667        126,667        253,334             0         0%
Jesup & Lamont Securities Corporation (22)      100,000         28,000        128,000             0         0%
Mercaldo Family Trust Ltd. (23)                 100,000              0        100,000             0         0%
Beechwood Ventures, LLC (24)                    100,000        100,000        200,000             0         0%
Woodland Partners (25)                          100,000         20,000        120,000             0         0%
Buckland Partners, LP (26)                      100,000         20,000        120,000             0         0%
Irwin Lieber                                    100,000         20,000        120,000             0         0%
Barry Fingerhut                                 100,000         20,000        120,000             0         0%
Ajit Medhekar (27)                               66,667         66,667        133,334             0         0%
F Berdon & Co. (28)                              66,667         66,667        133,334             0         0%
Smith Exemption Trust (29)                       66,000         66,000        132,000             0         0%
Guerilla Partners, LP (30)                       66,000         66,000        132,000             0         0%
Michael Weiss                                    60,000         60,000        120,000             0         0%
Aaron Wolfson                                    50,000         50,000        100,000             0         0%
Tera Capital Limited Partnership #2 (31)         50,000              0         50,000             0         0%
Janet Nagelberg, Custodian                       40,000              0         40,000             0         0%
Alexander Libin                                  33,334         33,334         66,668             0         0%
Aaron Elbogen                                    33,334         33,334         66,668             0         0%



Irving Langer                                   33,334         33,334         66,668             0         0%
Abraham Wolfson                                 16,667         16,667         33,334             0         0%
Gold Point Capital Partners (32)                16,666              0         16,666             0         0%
Ari Friedman                                    13,334         13,334         26,668             0         0%
Boonyong Tanyavutti (21)                        13,122              0         13,122             0         0%
Yuk Mui Leung                                    6,561              0          6,561             0         0%
Dominic Ping Sung Leung                          6,561              0          6,561             0         0%
Agnes Yuk-Wang Tsang                             6,561              0          6,561             0         0%
Hon Chung Leung                                  3,381              0          3,381             0         0%
Stella Tanyavutti (21)                           3,381              0          3,381             0         0%
Mo Ching Chiu Yip                                3,381              0          3,381             0         0%
Angela Kwan                                      1,313              0          1,313             0         0%
Donna West (33)                                    907              0            907             0         0%
Warren Ross (34)                                   776              0            776             0         0%
Pamela Kell (33)                                   481              0            481             0         0%
Lawrence Kolitas (33)                              381              0            381             0         0%
Rayner Aguiar (34)                                 197              0            197             0         0%
Laurus Master Fund, Ltd. (35)                                 664,000        664,000             0         0%
Felice Li (21)                                              1,333,334      1,333,334             0         0%
Benevolent Capital Management, Inc (36)                       459,770        459,770             0         0%
#910 Investment Irrevocable Trust (37)                        870,633        870,633             0         0%
Lewis Family Interests, LP (38)                               853,966        853,966             0         0%
Gersten Savage Kaplowitz Wolf
& Marcus, LLP (39)                                             15,000         15,000             0         0%
#911 Investment Irrevocable Trust (40)                        830,663        830,663             0         0%
Centurion Investments, LLC (41)                                66,666         66,666

Totals                                      15,812,551     10,693,648     20,032,275     6,473,924     36.41%


(1) Includes up to 500,000 additional shares of common stock that may be issued to the selling stockholders under the terms of anti-dilution rights contained in the options, warrants, or convertible debt securities that they own. Such shares have not been allocated to a particular selling stockholder in this table.

(2) The managing member of Linsang Partners, LLC is Mr. Kwok Li, the Chairman of the Company, who may be deemed to indirectly share voting and investment control of the shares of common stock held by it.

(3) Voting and investment control over the shares of our common stock held by Aladdin Investments, LLC rests with Aladdin Investments, LLC, whose key principal is Michael Staisil.

(4) The general partner of Linsang International, L.P. is Hyla Holdings, LLC. The wife of our Chairman, Felice Li, is the sole member of Hyla Holdings, LLC, and may be deemed to indirectly share voting and investment control of the shares of common stock held by Linsang International, L.P.

(5) The president of Cartisien Holdings, Inc., Stella Tanyavutti, is the sister of Kwok Li, our Chairman; voting and investment control over the securities of the Company held by Cartisien Holdings, Inc. is held by Stella Tanyavutti.

(6) The president of Ghidra Holdings, Inc., Chiara Weisbrod, is a former employee for Linsang Management Corporation, an entity wholly owned by our Chairman, Mr. Kwok Li. Voting and investment control over the securities of the Company held by Cartisien Holdings, Inc. is held by Christopher Cunico, Treasurer of Ghidra Holdings, Inc. Mr. Cunico is a former employee of Linsang Management Corporation

(7) Voting and investment control for shares held by Peterson and Collins, Inc. is held by George Collins, as President.

(8) Joshua Silverman has voting control and investment decision over the securities of the Company held by Vertical Ventures, LLC. Mr. Silverman disclaims beneficial ownership of the shares held by Vertical Ventures, LLC.

(9) Darren Ross, Portfolio Manager, may be deemed to control the voting and investment power over the securities of the Company held by South Ferry #2.

(10) The President of MOCLS' Holdings, LLC, Otis Crews, is a former employee for Linsang Management Corporation, an entity wholly owned by our Chairman, Mr. Kwok Li. As president of MOCLS' Holding LLC, Mr. Crews may be deemed to control the voting and investment power over the shares of common stock of the Company held by MOCLS' Holdings, LLC.

(11) Bernard Nagelberg, President, may be deemed to control the voting and investment power over the shares of common stock of the Company held by Crown Capital.

(12) Mark Nordlicht, General Partner, may be deemed to control the voting and investment power over the shares of common stock of the Company held by Platinum Partners Global Macrofund, L.P.

(13) Peter Lee, may be deemed to control the voting and investment power over the shares of common stock of the Company held by New Regent Industries, Ltd.

(14) Jeffrey Taylor, President, may be deemed to control the voting and investment power over the shares of common stock of the Company held by Crown Taylor.

(15) Mel Craw and Maxi Brezzi, in their capacity as managers of GreenLight (Switzerland) SA, the investment advisor to Crescent International Ltd., have voting control and investment discretion over the securities of the Company owned by Crescent International Ltd. Messrs. Craw and Brezzi disclaim beneficial ownership of such securities.

(16) Omicron Capital, L.P., a Delaware limited partnership ("Omicron Capital"), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda ("Omicron"), Omicron Capital, Inc., a Delaware corporation ("OCI"), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited ("Winchester") serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the securities of the Company owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the securities of the Company owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such securities of the Company. Omicron Capital has delegated authority from the board of directors of Winchester regarding the portfolio management decisions with respect to the securities of the Company owned by Omicron and, as of April 21, 2003, Mr. Olivier H. Morali and Mr. Bruce
T. Bernstein, officers of OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions of Omicron Capital with respect to the securities of the Company owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the securities of the Company owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such securities of the Company and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the securities of the Company being offered by Omicron, as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. Omicron and Winchester are not "affiliates" of one another, as that term is used for purposes of the Securities Exchange Act of 1934, as amended, or of any other person named in this prospectus as a selling stockholder. No person or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC's Regulation 13D-G) controls Omicron and Winchester.

(17) Eliezer Levitan, Member, may be deemed to control the voting and investment power over the securities of the Company held by Colbart Binnet.

(18) Morris Wolfson, President, may be deemed to control the voting and investment power over the securities of the Company held by Chana Sasha Foundation.

(19) Harry Adler, President, may be deemed to control the voting and investment power over the securities of the Company held by Countrywide Partners.

(20) Alfred Aysseh, Manager, may be deemed to control the voting and investment power over the securities of the Company held by Aysseh Family, LLC.

(21) An immediate family member of Kwok Li, our Chairman as defined by Item 404(a)4 of Regulation S-B.

(22) William Moreno, President (Broker, Dealer), may be deemed to control the voting and investment power over the securities of the Company held by Jesup and Lamont Securities Corporation.

(23) Edward Mercaldo, Trustee, may be deemed to control the voting and investment power over the securities of the Company held by The Mercaldo Family Trust, Ltd.

(24) Kalman Renov, Managing Member, may be deemed to control the voting and investment power over the securities of the Company held by Beechwood Ventures, LLC.

(25) Seth Lieber, Member, may be deemed to control the voting and investment power over the securities of the Company held by Woodland Partners, LP.

(26) Jonathan Lieber, Managing Member, may be deemed to control the voting and investment power over the securities of the Company held by Buckland Partners, LP.

(27) Member of the Board of Directors of the Company.

(28) Frederick Berdon, President, may be deemed to control the voting and investment power over the securities of the Company held by F Berdon & Co.

(29) Devora Smith, Trustee, may be deemed to control the voting and investment power over the securities of the Company held by the Smith Exemption Trust.

(30) Peter Siris, Managing Director, may be deemed to control the voting and investment power over the securities of the Company held by Guerilla Partners, LP.

(31) Howard Sutton, President, may be deemed to control the voting and investment power over the shares of common stock of the Company held by Tera Capital Limited Partnership #2.

(32) Thomas Devane, President, may be deemed to control the voting and investment power over the shares of common stock of the Company held by Gold Point Capital Partners.

(33) Former employee of the Company

(34) Non-executive employees of the Company.

(35) Laurus Master Fund, Ltd., is a New York City based institutional fund specializing in providing financing to small capitalization publicly traded companies. Control of all investment decisions are vested with its investment manager, Laurus Capital Management, LLC. The directors of Laurus Capital Management, LLC are David and Eugene Grin. By virtue of their position as directors of Laurus Capital Management, Messrs. Grin exercise voting control over the securities of the Company owned by Laurus Master Fund.

(36) Grant Johnson, President, may be deemed to control the voting and investment power over the securities of the Company held by Benevolent Partners, LP.

(37) Fidelia Gomez, Director of Cititrust International, Inc., may be deemed to control the voting and investment power over the securities of the Company held by # 910 Investment Irrevocable Trust. (38) Mr. Peter C. Lewis, General Partner, may be deemed to control the voting and investment power over the shares of common stock of the company held by Lewis Family Interests, LP.

(39) Mr. Stephen Weiss, Partner in Gersten Savage Kaplowitz Wolf & Marcus, LLP, may be deemed to control the voting and investment power over the shares of common stock of the company held by that group.

(40) Joy Godfrey, Director of Cititrust International, Inc., may be deemed to control the voting and investment power over the securities of the Company held by # 911 Investment Irrevocable Trust.

(41) Mr. Michael Staisil, Managing Partner, may be deemed to control the voting and investment power over the securities of the Company held by Centurion Investments, LLC.


                                 MANNER OF SALE

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o     privately negotiated transactions;

o     short sales;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o     a combination of any such methods of sale;

o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

o     any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Broker dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker dealer is unable to do so acting as agent for us or a selling shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker dealers, including transactions of the nature described above, in the over the counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices other than related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers such shares commissions as described above.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders may also transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us they do not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

LMIC has advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". LMIC has also advised the selling shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

                           DESCRIPTION OF COMMON STOCK

LMIC is authorized to issue 100,000,000 shares of common stock. As of March 31, 2004 LMIC had 17,779,719 outstanding shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid.
Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by LMIC. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock.

TRANSFER AGENT:

                  Continental Stock Transfer and Trust Company
                                17 Battery Place
                               New York, NY 10004

Telephone Number (212) 509-4000 Facsimile Number (212) 509-5150

                                LEGAL PROCEEDINGS

LMIC is not involved in any pending or threatened legal proceeding.

                                     EXPERTS

The Financial Statements of LMIC, Inc. included in this prospectus for the years ended December 31, 2003 and 2002 have been so incorporated in reliance on the report of DDK & Company, LLP, independent accountants, given on authority of said firm as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

On July 28, 2003, Wolinetz, Lafazan & Company, P.C. ("WLC") submitted their resignation as our independent accountant. Our board of directors did not recommend or approve of this change. We filed a current report on Form 8-K with the SEC on August 1, 2003, which included a notification that the change was effective on July 28, 2003.

WLC's reports on the financial statements of Cheshire Distributors, Inc., for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports of WLC contained an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern.

During each of the two fiscal years ending December 31, 2001 and 2002 and the subsequent interim period prior to WLC's resignation, there were no disagreements with WLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of WLC would have caused WLC to make reference to the matter in its report.

On July 28, 2003 we engaged DDK & Company LLP ("DDK") as our independent auditors for the fiscal year ending December 31, 2003. During each of the two fiscal years ending December 31, 2001 and 2002, and the subsequent interim period prior to engaging DDK, we did not consult DDK regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Registrant's financial statements or any other matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) under Regulation S-B or a reportable event.

                                 INDEMNIFICATION

A director, officer, employee, or agent of LMIC who was found liable for misconduct or negligence in the performance of his duty may obtain indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling LMIC pursuant to the foregoing provisions, LMIC has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              AVAILABLE INFORMATION

We are subject to the informational requirements of the 1934 Act and in accordance therewith are required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of any such reports, proxy statements and other information filed can be inspected and copied at the public reference facility maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission at its office in Washington, D.C. at prescribed rates. Certain information is also available at the Internet web site maintained by the SEC at www.sec.gov.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by LMIC This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Neither the delivery of this prospectus nor any sale made in this prospectus shall, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date of this prospectus or that there has been no change in the affairs of LMIC since such date.

                                   LMIC, INC.

                                TABLE OF CONTENTS

                              FINANCIAL STATEMENTS

Independent Auditors' report                                               F-2

Consolidated Balance Sheet as of December 31, 2003                         F-3

Consolidated Statements of Operations for the Years Ended                  F-4
   December 31, 2003 and 2002

Consolidated Statements of Changes in Stockholders' Equity
   (Deficiency) for the Years Ended December 31, 2003 and 2002         F-5 - F-6

Consolidated Statements of Cash Flows for the Years Ended              F-7 - F-8
   December 31, 2003 and 2002

Notes to Consolidated Financial Statements                                 F-9

                          INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors of LMIC, Inc.

We have audited the accompanying consolidated balance sheet of LMIC, Inc. and its Subsidiary ("the Company") as of December 31, 2003, and the related consolidated statements of operations, changes in stockholders' equity (deficiency), and cash flows for each of the years in the two-year period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LMIC, Inc. and its Subsidiary as of December 31, 2003, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred net losses of approximately $5,704,000 and $8,334,000 for the years ended December 31, 2003 and 2002, respectively. At December 31, 2003, current liabilities exceed current assets by approximately $9,435,000, and total liabilities exceed total assets by approximately $6,103,000. These factors create substantial doubt about the Company's ability to continue as a going concern. The recovery of assets and continuation of future operations are dependent upon the Company's ability to obtain additional debt or equity financing and its ability to generate revenues sufficient to continue pursuing its business purposes. (See notes 2 and 14).

New York, New York February 26, 2004, except for note 14, which is as of March 18, 2004

                                   LMIC, INC.
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2003


ASSETS

Current Assets
   Cash and cash equivalents                                     $    10,480
   Accounts receivable, less allowance of $46,161                    673,723
   Inventories                                                       839,446
   Prepaid and other current assets                                  375,000
                                                                 -----------

        Total current assets                                       1,898,649

Property and equipment, net                                        4,555,436
                                                                 -----------

        Total assets                                               6,454,085


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities
   Current portion of long-term debt                               3,296,587
   Accounts payable                                                2,479,419
   Loan payable - related parties                                    560,757
   Accrued expenses and other current liabilities                  1,045,338
   Convertible promissory notes                                    3,951,978
                                                                 -----------

        Total current liabilities                                 11,334,079
                                                                 -----------

Other Liabilities
   Long-term debt, less current portion                              440,312
   Convertible promissory notes                                      400,000
   Deferred occupancy cost                                           382,426
                                                                 -----------

        Total other liabilities                                    1,222,738
                                                                 -----------

        Total liabilities                                         12,556,817
                                                                 -----------

Commitments and contingencies

Stockholders' Equity (Deficiency)
   Common stock, $.001 par value; 100,000,000 shares
      authorized; 12,126,533 shares issued and outstanding            12,127
   Additional paid-in capital                                     16,606,912
   Retained earnings (deficit)                                   (22,721,771)
                                                                 -----------

       Total stockholders' equity (deficiency)                    (6,102,732)
                                                                 -----------

        Total liabilities and stockholders' equity (deficiency)  $ 6,454,085
                                                                 ===========


       See Independent Auditors' Report and Notes the Financial Statements

                                   LMIC, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                     2003            2002
                                                 ------------    ------------

Net sales                                        $  6,140,666    $  3,318,508

Cost of sales                                       7,786,204       6,242,127
                                                 ------------    ------------

Gross loss                                         (1,645,538)     (2,923,619)

Selling, general and administrative expenses        3,243,648       5,039,590
                                                 ------------    ------------

Operating loss                                     (4,889,186)     (7,963,209)
                                                 ------------    ------------

Other income (expenses)
   Interest and other debt expense, net            (1,009,845)       (370,460)
   Rental income                                      195,458               -
                                                 ------------    ------------

         Total other income (expenses)               (814,387)       (370,460)
                                                 ------------    ------------

Loss before income taxes                           (5,703,573)     (8,333,669)

Income taxes (benefit)                                      -               -
                                                 ------------    ------------

Net loss                                           (5,703,573)     (8,333,669)

Retained earnings (deficit) - beginning           (17,018,198)     (8,684,529)
                                                 ------------    ------------

Retained earnings (deficit) - end                $(22,721,771)   $(17,018,198)
                                                 ============    ============
Net loss per common share

   Basic                                         $      (0.66)   $     (1.29)


       See Independent Auditors' Report and Notes the Financial Statements

                                   LMIC, INC.

     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

                     Years Ended December 31, 2003 and 2002


                                   Additional
                               Number of               Paid-in      Retained     Unearned
                                Shares      Amount     Capital      Earnings     Compensation    Total
                             ----------- ----------- -----------   -----------  -----------  -----------

Balance, January 1, 2002,
 as restated, to give
 effect to
 recapitalization and
 reverse acquisition           4,264,696 $    4,265  $ 2,679,491   $(8,684,529) $  (137,700) $(6,138,473)

Issuance of common stock       2,613,381      2,613    9,189,878            -             -    9,192,491

Issuance of common
 stock - option conversion           702          1          523            -             -          524
Net loss                               -          -            -   (8,333,669)            -   (8,333,669)

Amortization of
 compensation expense                  -          -            -            -        45,900       45,900
                             ----------- ----------- -----------   -----------  -----------  -----------

Balance at December 31, 2002   6,878,779      6,879   11,869,892  (17,018,198)      (91,800)  (5,233,227)

Issuance of common stock,
 net of offering costs         3,191,707      3,192    4,733,427            -             -    4,736,619
Issuance of common
 stock - option conversion         1,424          1        1,259            -             -        1,260


       See Independent Auditors' Report and Notes the Financial Statements



                                   LMIC, INC.

 CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY) (Continued)

                     Years Ended December 31, 2003 and 2002


                              Additional
                               Number of               Paid-in      Retained     Unearned
                                Shares      Amount     Capital      Earnings     Compensation    Total
                             ----------- ----------- -----------   -----------  -----------  -----------
Issuance of common stock
 - reverse acquisition         1,499,775       1,500    (851,918)            -            -     (850,418)

Issuance of common stock
 - financing cost               300,000          300     449,700             -            -      450,000

Issuance of common stock
 - consulting services             4,848           5       7,995             -            -        8,000

Issuance of common stock
 - sales commission               250,000        250     374,750             -            -      375,000

Contribution to
 additional paid-in capital            -           -      21,807             -            -       21,807

Net loss                               -           -           -    (5,703,573)           -   (5,703,573)

Amortization of
 compensation expense                  -           -                         -       91,800       91,800
                             ----------- ----------- -----------   -----------  -----------  -----------

Balance, December 31, 2003    12,126,533 $    12,127 $16,606,912  $(22,721,771) $         -  $(6,102,732)
                             =========== =========== ===========  ============  ===========  ===========

       See Independent Auditors' Report and Notes the Financial Statements


                                      F-6

                                   LMIC, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                         2003         2002
Operating Activities
   Net loss                                         $ (5,703,573)  $(8,333,669)
   Adjustments to reconcile net loss to net
      cash used in operating activities
      Depreciation                                     1,412,116     1,404,834
      Provision for doubtful accounts                      1,085             -
      Amortization of unearned compensation               91,800        45,900
      Interest on convertible promissory notes           187,993       119,838
      Deferred occupancy cost                             62,378       164,337
      Financing costs paid in stock                      450,000             -
      Consulting costs paid in stock                       8,000             -
      Increase (decrease) in cash due to
         changes in assets and liabilities
         Accounts receivable                            (366,703)     (288,282)
         Inventories                                    (162,935)     (104,608)
         Prepaid and other current assets                  6,654        (6,654)
         Income taxes receivable                           2,550       496,767
         Deferred revenue                               (636,212)     (541,916)
         Accounts payable and accrued expenses         1,041,362       860,875
                                                     -----------   -----------
         Net cash used in operating activities        (3,605,485)   (6,182,578)
                                                     -----------   -----------

Investing Activities
   Purchase of property and equipment                     (5,864)      (99,525)
   Security deposits                                     917,270             -
                                                     -----------   -----------
         Net cash provided by (used in)
          investing activities                           911,406       (99,525)
                                                     -----------   -----------

Financing Activities
   Payment on line of credit                          (1,500,000)            -
   Payment on current debt                            (2,000,000)            -
   Proceeds from current debt                          3,510,000             -
   Proceeds from current debt - related parties                -       200,000
   Payment on current debt - related parties            (673,000)            -
   Repayments of term loans                             (336,912)   (1,026,395)
   Proceeds from issuance of convertible
      promissory notes                                   698,004     6,457,083
   Proceeds from issuance of common
      stock (net of related expenses in 2003)          2,936,261       580,524
   Contribution to additional paid-in capital             21,807             -
                                                     -----------   -----------

         Net cash provided by financing activities     2,656,160     6,211,212
                                                     -----------   -----------


       See Independent Auditors' Report and Notes the Financial Statements

                                   LMIC, INC.


                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                                         2003                2002
                                                                   ----------------    ----------------
Net decrease in cash and cash equivalents                                   (37,919)            (70,891)

Cash and cash equivalents - beginning                                        48,399             119,290

Cash and cash equivalents - end                                    $         10,480    $         48,399
                                                                   ================    ================
Supplemental disclosure of cash paid for:
      Interest                                                     $        330,502    $        334,630
      Income taxes                                                 $              -    $              -

Noncash Transaction
   Debt exchanged for common stock                                 $      1,801,618    $      8,611,967
   Recharacterized accounts payable to term loan                   $        662,960    $              -
   Stock issued in payment of unearned sales commission            $        375,000    $              -
   Stock issued in conjunction with reverse acquisition
      and the assumption of related liabilities                    $       (850,418)   $              -



       See Independent Auditors' Report and Notes the Financial Statements

                                   LMIC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

1 - Business

                                   THE COMPANY

Linsang Manufacturing, Inc. ("LMI") was incorporated in the State of Delaware on December 2, 1999, and commenced operations on January 1, 2000.

On July 17, 2003, LMI completed a reverse merger with a wholly owned subsidiary of a publicly traded company (Cheshire Distributors, Inc,) with substantially no operations (the "Public Shell") in exchange for approximately 85% of the total outstanding shares of the Public Shell. The Public Shell changed its name to LMIC, Inc. and LMI changed its name to LMIC Manufacturing, Inc. (collectively "the Company"). The reverse merger transaction was accounted for as a recapitalization of LMI and, accordingly, the consolidated financial statements contain the historical results of LMI and the results of operations of the combined entities, from July 17, 2003 through December 31, 2003. The stockholders' equity (deficiency) has been restated to give effect to recapitalization and reverse acquisition transactions.

The Company provides a full range of engineering, design and manufacturing services, including product development and design, materials procurement and management, prototyping, manufacturing and assembly, systems integration and testing, and after-market support in the networking and telecommunications, industrial and medical instruments markets.

Manufacturing services are provided either on a turnkey basis, where the Company procures materials required for product assembly, or on a consignment basis, where the customer supplies the material necessary for product assembly. In both cases, the Company provides materials warehousing and management services, in addition to manufacturing.

2 - Summary of Significant Accounting Policies

                           PRINCIPLES OF CONSOLIDATION

All intercompany transactions and balances have been eliminated.

                      BASIS OF PRESENTATION / GOING CONCERN

The accompanying financial statements have been prepared on the accrual basis of accounting and are in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial operating losses in recent years. At December 31, 2003, current liabilities exceed current assets by approximately $9,435,000 and total liabilities exceed total assets by approximately $6,103,000. These factors raise substantial doubt about the Company's ability to continue as a going concern. The recovery of assets and continuation of future operations are dependent upon the Company's ability to obtain additional debt or equity financing and its ability to generate revenues sufficient to continue pursuing its business purpose. The Company is actively pursuing financing to fund future operations (See note 14).

                                   LMIC, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


YEARS ENDED DECEMBER 31, 2003 AND 2002


2 - Summary of Significant Accounting Policies (Continued)

                            CASH AND CASH EQUIVALENTS

Cash equivalents are highly liquid investments and have maturities of three months or less at the date of purchase.

                       FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of cash and cash equivalents, trade receivables, accounts payable, borrowings under the line of credit, the term loan, and the convertible promissory notes are not materially different than their carrying amounts as reported at December 31, 2003. These values represent the estimated amounts the Company would receive or pay to terminate agreements, taking into consideration current market rates and the current creditworthiness of the counterparties. The fair value of long-term debt, including the current portion, is estimated based on rates currently offered to the Company for debt of the same remaining maturities.

                               ACCOUNTS RECEIVABLE

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. Accounts receivable are presented net of an allowance for doubtful accounts of $46,161 at December 31, 2003.

                                   INVENTORIES

Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method. Cost elements included in work in progress and finished goods inventory are raw materials, direct labor and manufacturing overhead.

                             PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the term of the lease.

Maintenance and repairs are charged to expense as incurred; major renewals and improvements are capitalized.

                                   LMIC, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


YEARS ENDED DECEMBER 31, 2003 AND 2002


2 - Summary of Significant Accounting Policies (Continued)

                               REVENUE RECOGNITION


Revenue is derived from the sale of manufactured products, installation and maintenance, as well as engineering design and prototyping services. Revenue for manufactured products is realized when title and risk of loss have transferred to the buyer. Revenue is also recognized when delivery has not occurred ("Bill and Hold Revenue") when the following criteria have been met: Risk of ownership passes to the buyer; there is a fixed commitment to purchase the goods; the buyer requests the transaction; there is a fixed schedule of delivery of the goods; the earnings process is complete; there are no further performance obligations; the product is complete and ready for shipment; and the goods are segregated from all other inventory. Amounts received in advance of shipment are recorded as deferred revenue. Revenue and profits related to product design and development contracts, which are short-term in duration, usually less than three months, are recognized as stages or deliverables, as defined by customer contracts, are achieved. Revenue and profits for installation service are recognized at stages or completion of the installation, as defined by the contract. Maintenance revenue is recognized either on a monthly basis, if the customer is on a retainer, or upon completion of the maintenance performed in the field or on premises.


                             DEFERRED OCCUPANCY COST

The Company has entered into operating lease agreements for its corporate office and warehouse, some of which contain provisions for future rent increases, or periods in which rent payments are reduced (abated). In accordance with generally accepted accounting principles, the Company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease term. The difference between rent expense recorded and the amount paid is credited or charged to "deferred occupancy cost," which is reflected as a separate line item in the accompanying balance sheet.

                                  INCOME TAXES

The Company accounts for income taxes by utilizing the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce net deferred tax assets to the amount expected to be realized.

                            STOCK-BASED COMPENSATION

The Company accounts for its stock-based compensation plans utilizing an intrinsic value approach pursuant to the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. At December 31, 2003, the Company had stock based employee compensation plans, which are described more fully in note 12 "Stock Option Plans".

                                   LMIC, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


YEARS ENDED DECEMBER 31, 2003 AND 2002


2 - Summary of Significant Accounting Policies (Continued)

                      STOCK-BASED COMPENSATION (CONTINUED)

Compensation costs are not recorded in net income for stock options granted under these plans as all options granted had an exercise price equal to the market value of the underlying common stock on the date of grant.

As required by SFAS No. 148 Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB statement No. 123, the following table shows the estimated effect on net income and earnings per share if the Company had applied the fair value recognition provision of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                             2003               2002
                                       -----------------  ----------------
Net loss, as reported                  $     (5,703,573)  $     (8,333,669)

Less:  Compensation expense                     248,261             37,547
                                       -----------------  ----------------

Pro forma                              $     (5,951,834)  $     (8,371,216)
                                       =================  ================
Earnings (Loss) Per Share:
Basic - as reported                    $          (.66)   $         (1.29)
        - proforma                     $          (.69)   $         (1.30)
Diluted - as reported                  $          (.65)   $         (1.26)
          - proforma                   $          (.68)   $         (1.27)

                                USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The estimates involve judgments with respect to, among other things, various future factors which are difficult to predict and are beyond the control of the Company. Therefore, actual amounts could differ from these estimates.


                                 Warranty Costs

         The Company warrants its products against defects in design and workmanship for one year. A provision for estimated future costs relating to warranty expense is recorded when products are shipped.

                                   LMIC, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


YEARS ENDED DECEMBER 31, 2003 AND 2002


2 - Summary of Significant Accounting Policies (Continued)

                          CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents, and trade accounts receivable. From time to time, cash balances exceed FDIC insured limits. LMI's cash and cash equivalents are managed by recognized financial institutions, which follow the Company's investment policy. Such investment policy limits the amount of credit exposure in any one issue and the maturity date of the investment securities that typically comprise investment grade short-term debt instruments.

Concentration of credit risk results from sales and related accounts receivable for customers comprising a significant proportion of overall net sales and receivables. During the years ended December 31, 2003 and 2002, approximately 33% and 28%, respectively, of the Company's net sales were with related parties (see note 8).

                              SALES CONCENTRATIONS

For the years ended December 31, 2003 and 2002, the Company made sales to one related party of $1,561,000 and $554,000, respectively, representing 25.4% and 16.7% of total sales, respectively. Sales to related parties in 2003 and 2002 aggregated 33.4% and 28.1% of total sales, respectively.

For the years ended December 31, 2003 and 2002, the Company made sales to one unrelated customer of $2,437,000 and $1,273,000, respectively, representing 39.7% and 38.4% of total sales, respectively.

                           SHIPPING AND HANDLING COSTS

Shipping costs of $25,929 in 2003 and $15,377 in 2002 are included in selling, general and administrative expenses.

                           NET INCOME (LOSS) PER SHARE

Per share data has been computed and presented pursuant to the provisions of SFAS No. 128, earnings per share. Net income (loss) per common share - basic is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Net income (loss) per common share
- diluted is calculated by dividing net income (loss) by the weighted average number of common shares and common equivalent shares for stock options, warrants and convertible debt outstanding during the period.

                                   LMIC, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


YEARS ENDED DECEMBER 31, 2003 AND 2002



2 - Summary of Significant Accounting Policies (Continued)

                        RECENT ACCOUNTING PRONOUNCEMENTS

New accounting statements issued, and adopted by the Company, include the following:

In June 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations," was issued. SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The Company adopted the provisions of SFAS 143 on January 1, 2003. Its adoption did not have a material impact on the Company's consolidated financial statements.


In June 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The Company adopted the provisions of SFAS 146, effective January 1, 2003, as it relates to non-employee-related exit and disposal costs, primarily contract termination costs and costs to consolidate or close facilities. Adoption of SFAS 146 is not expected to have a material impact on the Company's consolidated financial statements. The Company expects to continue to account for employee-related post-employment benefit costs, including severance payments, under the provisions of SFAS No. 112, "Employer's Accounting for Post-Employment Benefits."


In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS 123 and SFAS 148.

                                   LMIC, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


YEARS ENDED DECEMBER 31, 2003 AND 2002


2 - Summary of Significant Accounting Policies (Continued)

                  RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In November 2002, FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others," was issued. This interpretation requires the initial recognition and initial measurement, on a prospective basis only, to guarantees issued or modified after December 31, 2002. Additionally, certain disclosure requirements are effective for financial statements ending after December 15, 2002. There were no disclosures required of the Company in the 2002 financial statements. The adoption of this interpretation in 2003 did not have any impact on consolidated financial statements.

In January 2003, FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," ("VIE's") was issued. This interpretation clarifies situations in which entities shall be subject to consolidation. This interpretation is effective for all VIE's created after January 31, 2003. The adoption of this interpretation did not have any impact on the Company's consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, "Amendments of Statement 133 on Derivative Instruments and Hedging Activities, "which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. This statement is effective for contracts entered into or modified after June 30, 2003, with certain exceptions, and for hedging relationships designated after June 30, 2003. Adoption of SFAS No. 149 did not have a material impact on the Company's consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. Financial instruments that are within the scope of the statement, which previously were often classified as equity, must now be classified as liabilities. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. Adoption of SFAS No. 150 did not have a material impact on the Company's consolidated financial statements.

                                RECLASSIFICATION

The 2002 financial statements have been reclassified to conform with 2003 financial statement presentation. The reclassifications had no effect on net income.

                                   LMIC, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003 AND 2002

3 - Inventories

Inventories consists of the following as of December 31, 2003:

         Raw materials                                                  $514,901
         Work in progress                                                286,380
         Finished goods                                                   38,165
                                                                        --------

               Total                                                    $839,446
                                                                        ========

4 -      Property and Equipment

Property and equipment consists of the following as of December 31, 2003:

                                          Estimated Useful
                                                Lives
                                                Years
                                          ----------------
Production and test equipment                     7          $4,809,912
Information and communications
   systems                                        5             792,455
Software                                          3             856,855
Vehicles                                          5              32,500
Leasehold improvements                            7           1,743,195
Furniture and fixtures                            7             182,313
                                                             ----------
      Total property and equipment                            8,417,230

      Less:  Accumulated
         depreciation and amortization                        3,861,794
                                                             ----------
                                                             $4,555,436
                                                             ==========

Total depreciation and amortization expense aggregated $1,412,116 and $1,404,834 for the years ended December 31, 2003 and 2002, respectively. For the years ended December 31, 2003 and 2002, approximately $847,000 and $842,000, respectively, were allocated to cost of sales.

                                   LMIC, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003 AND 2002

5 - Debt

                                 LONG-TERM DEBT

The Company entered into a $5,000,000 bank term loan on May 31, 2001. The loan is payable in 47 monthly principal and interest payments of $122,369, with the final principal and interest due on June 1, 2005. Interest accrues based on the bank's daily-adjusted prime rate (4.0% at December 31, 2003) plus 1.0%. The loan amount is collaterialized by substantially all the assets of the Company.

In September and December 2003, this loan was modified to defer the monthly principal payment until January 2004. The bank debt agreements contain various covenants that, among other things, prohibit cash dividends to shareholders. The Company is in violation of the requirements to maintain minimum tangible net worth and cash flow coverage ratios. The Company is currently negotiating with the bank to restructure the current debt and the term covenants. At December 31, 2003, the term loan balance is reflected as short-term.

The Company had available a $1,500,000 line of credit, bearing interest, payable monthly, at the bank's daily adjusted prime rate. The line of credit matured on April 3, 2003 (originally March 9, 2002), and was collaterialized by substantially all the assets of the Company. The Company repaid this line of credit on its maturity date.

The Company also had a $900,000 letter of credit outstanding as of December 31, 2002 to comply with provisions of the lease agreement for office and manufacturing space in Beltsville, MD. The letter of credit was automatically renewed annually and was subject to a 1% annual fee. The Company was required to deposit the full amount of the letter of credit with the bank as collateral. During the year ended December 31, 2003, the landlord requested payment of the entire amount against the letter of credit in satisfaction of outstanding rent.

In December 2003, the Company negotiated a settlement with the landlord of the Landover, MD facility for approximately $663,000, representing the back rent owed to them.

The Company is obligated to make the following minimum principal long-term debt payments:

Years Ending       Bank            Landover
December 31,      Term-Loan        Facility          Total
                  ----------      ----------      ----------
    2004          $3,088,028      $  208,559      $3,296,587
    2005                --           440,312         440,312
                  ----------      ----------      ----------

                  $3,088,028      $  648,871      $3,736,899
                  ==========      ==========      ==========

                                   LMIC, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003 AND 2002

5 - Debt (Continued)

                                CONVERTIBLE DEBT

During 2001, the Company issued convertible promissory notes totaling $5,110,000 to related parties, including the then majority stockholder of the Company, Mr. Kwok Li. The debt bears interest, payable annually, at the prime rate. The principal and any unpaid interest ($97,303 as of December 31, 2001) was convertible into shares of the Company's common stock on demand. In January 2002, these promissory notes, inclusive of interest of approximately $123,000, were converted into shares of the Company at a conversion rate of $3.52 as adjusted for the reverse acquisition ($.60 per share pre-reverse).

During 2002, the Company issued convertible promissory notes totaling $4,352,246 to related parties, including the then majority stockholder of the Company, Mr. Kwok Li. The debt bears interest, payable annually, at the prime rate. Through December 31, 2002, $3,379,318 of this debt was converted into shares of the Company at a conversion rate of $3.52 as adjusted for the reverse acquisition ($.60 per share pre-reverse). In May 2003, $972,928 was converted at a rate of $1.52 as adjusted for the reverse acquisition ($.26 per share pre-reverse). During the year ended December 31, 2003, approximately $698,000 was received and converted at a rate of $1.52 as adjusted for the reverse acquisition ($.26 per share pre-reverse).

If the stock is traded on a registered public exchange, the conversion rate is the greater of the market price at the date of the note or the market price at the conversion date. If the conversion occurs prior to the listing of the stock on a registered stock exchange, the Board of Directors shall make a good faith determination of the current value, subject to the satisfaction of the holder.


On June 27, 2002, the Company issued a $2,000,000 convertible promissory note which bears interest of 8%, and was originally due and payable on October 15, 2002. This note was a bridge loan from a third party in anticipation of a private placement which did not occur. In October 2002, the note was amended to extend the due date to January 15, 2003. In 2003, the note was amended a second time to change the terms to a demand note. As consideration for the second amendment, the Company issued 300,000 shares of the Company's common stock valued at $1.50 per share or $450,000, which has been expensed and is reflected in interest and other debt expense in 2003. The note is personally guaranteed by the majority shareholder, Mr. Kwok Li. Mr. Li transferred his rights to the $2 million bank account that secured his guaranty to certain of his creditors. Those creditors then consented to the use of those funds to satisfy the Company's indebtedness, and received 1,333,334 shares of stock in the Company for their subrogated debt claims (see notes 7 and 14). At December 31, 2003, this debt includes accrued interest of approximately $242,000.

                                   LMIC, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003 AND 2002

5 - Debt (Continued)

                          CONVERTIBLE DEBT (CONTINUED)

In February 2003, the Company entered into a short-term $2 million term note payable agreement with a related party, Laurus Master Funds, Ltd,. The note bears interest at 8.35% per annum and was secured by the personal guarantee of the Company's principal shareholder, Mr. Kwok Li. In November 2003, the Company entered into a $4,000,000 working capital line of credit with this related party, which included a refinancing of the $2 million short-term note payable. Principal amounts of the note may be converted into the Company's $.001 par value common stock at an exercise price of 125% of the average closing price for the twenty (20) days prior to the conversion notice. The Company shall issue additional 7 year warrants to purchase a number of shares equal to 5% of the principal being converted divided by 125% of the fixed conversion price. The line of credit accrues interest at the prime rate (4% at December 31, 2003) plus ..5%1/2%. It is collateralized by all the assets of the Company and a limited personal guarantee of the principal stockholder. In conjunction with this new facility, the Company issued 7 year warrants to purchase up to 200,000 shares of the Company's common stock with an exercise price of 125% of the average closing price of the common stock for the twenty (20) days prior to the exercise notice. The warrants cannot be exercised if, on the exercise date, the exercise would result in beneficial ownership of the lender or affiliates exceeding 4.99% of the total outstanding common stock of the Company. The $2 million term note was rolled into this new agreement and an additional $1,500,00 was advanced on November 23, 2003. On December 30, 2003, $2,000,000 was repaid by Mr. Li. At December 31, 2003, the outstanding balance on this facility was $1,500,000.

On July 17, 2003, in conjunction with the reverse acquisition, the Company assumed a convertible (at the Company's discretion) loan payable to Laurus Master Funds, Ltd. of $600,000, bearing interest at 8%, payable in 12 equal monthly installments of $50,000, commencing on September 1, 2004. The conversion price per share is 100% of the average closing price of the common stock for the twenty (20) days prior to the first repayment date.

In August 2003, the Company issued a convertible promissory note for up to $1,000,000, with a conversion price into common stock of $25 per share, to an individual. Interest is computed at an annual rate of 3% per annum, and is payable annually. Interest can be paid with registered shares at a 5% discount on the market price of LMIC common stock based on a 30-day average. The balance received, and due under this note at December 31, 2003, aggregated $10,000. (See note 7 "Agent Representation and Confidentiality Agreement").

                                   LMIC, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003 AND 2002

5 - Debt (Continued)

                          CONVERTIBLE DEBT (CONTINUED)

At December 31, 2003, the Company's convertible debt is approximately as follows:

                         Short-Term     Long-Term        Total
                         ----------     ----------     ----------
Working capital line     $1,500,000     $       --     $1,500,000
8% term loan                200,000        400,000        600,000
3% promissory note           10,000             --         10,000
8% promissory note        2,242,000             --      2,242,000
                         ----------     ----------     ----------

                         $3,952,000     $  400,000     $4,352,000
                         ==========     ==========     ==========

6 - Accrued Expenses and Other Current Liabilities

At December 31, 2003, accrued expenses and other current liabilities are approximately as follows:

         Payroll                                       $  298,000
         Payroll taxes                                    207,000
         Warranty                                          46,000
         Employee benefits                                172,000
         Material purchase                                283,000
         Rent                                              22,000
         Other                                             17,000
                                                       ----------
                                                       $1,045,000
                                                       ==========


7 -      Equity
Merger


On July 17, 2003, the Company completed a reverse merger in a tax-free reorganization pursuant to the Agreement and Plan of Reorganization, dated as of May 1, 2003, as amended (the "Merger Agreement"). The Company's stockholders exchanged their respective shares of common stock after which LMI became a wholly owned subsidiary of LMIC. The shareholders of LMI exchanged their shares for approximately 7,996,900 shares or 85% of the then outstanding voting securities of LMIC on a fully diluted basis after the merger. The merger was accounted for as a reorganization and reflected in the statement of changes in stockholders' equity (deficiency) through the issuance of 1,499,775 shares of the Company's $.001 par value common stock.

                                   LMIC, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003 AND 2002

7 - Equity (Continued)

                                PRIVATE PLACEMENT

In July 2003, the Company entered into an agreement with a financial advisor and placement agent to raise approximately $3 million of equity or equity-linked securities via a private placement. The private placement closed after selling 650,000 shares of common stock, at a purchase price of $1.50 per share, raising $975,000 less cost associated with the sale of $40,000, the issuance of 25,000 shares of the Company's $.001 par value common stock, and a warrant to purchase 28,000 shares of the Company's common stock with an exercise price of $1.50. The fair value of the warrant issued aggregated $10,257 using the Black Scholes pricing model with the following assumptions; zero dividends, .02 volatility, term of 7 years, and a risk free rate of 4%.

In December 2003, the Company entered into an agreement with an investment advisor to sell up to 4,000,000 shares of the Company's $.001 par value common stock for $1.50 per share. A warrant to purchase one share was sold with each share of the Company's $.001 par value common stock at an exercise price of $1.50 per share.

As of December 31, 2003, the Company received proceeds of approximately $2.1 million, inclusive of $100,000 debt conversion (see note 8), for approximately
1.4 million shares. (See note 14).

                AGENT REPRESENTATION AND CONFIDENTIALLY AGREEMENT

In August 2003, the Company issued 250,000 shares of common stock, valued at $375,000 ($1.50 per share), based on private placement offering price, as compensation pursuant to an agreement with an agent. The agent is to provide the Company with orders projected to be valued at approximately $20 million within 12 months. If within the 12 months the orders fall materially below $20 million, then the agent will forfeit a commensurate portion of the shares. Accordingly, the related sales commission has been reflected as a prepayment. As of December 31, 2003, the Company received approximately $300,000 of orders. (See note 5 "Convertible Debt").

                                   LMIC, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003 AND 2002

8 - Related Parties

The Company transacts business with companies owned by the Company's majority stockholder. Related party receivables and payables and transactions with these parties are summarized below:

                                        2003           2002
                                     ----------     ----------
Accounts receivable from
   affiliated companies              $       --     $   42,417
Accounts payable to affiliated
   companies                         $   75,240     $       --
Sales                                $2,051,488     $  933,285

During the year ended December 31, 2003, the Company entered into three one year sublease agreements with related parties. Two of the subleases are scheduled to expire on March 31, 2004, and the other on January 30, 2004. Rental income for the three subleases aggregates approximately $18,000 per month. Rental income for the year ended December 31, 2003 aggregated approximately $195,000.

During 2002, $1,116,925 of accounts payable to a related party, was converted into long-term debt bearing interest at the prime rate. There is no stipulated maturity date. During 2003, the Company reduced its liability by applying approximately $650,000 of sales invoices for services provided and approximately $61,000 for rent charged to this related party. Interest expense for the years ended December 31, 2003 and 2002 aggregated approximately $37,000 and $-, respectively. At December 31, 2003, the outstanding balance aggregated approximately $444,000.

In December 2002, the Company entered into a loan agreement with a director for $200,000. The loan payable is evidenced by a $200,000 promissory note, which bears interest, at 8% per annum and is payable annually.

In December 2003, $100,000 of the loan was converted into common stock in conjunction with a private placement. (See note 14). At December 31, 2003, the outstanding balance, inclusive of $16,832 of accrued interest, aggregates $116,832.

In February 2003, the Company entered into a short-term $2 million term note payable agreement with a related party. The note bears interest at 8.35% per annum. In addition, the Company assumed, as part of the reverse merger, a convertible loan (at the Company's discretion) of $600,000, bearing interest at 8%, payable in 12 equal monthly installments of $50,000, commencing on September 1, 2004. (See note 5).

                                   LMIC, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003 AND 2002

9 - Commitments

                                     LEASES

The Company rents office, production and warehousing facilities in Beltsville, Maryland under an operating lease arrangement expiring in 2011. Future payments under this operating lease is as follows as of December 31, 2003:

Years Ending
December 31,                Total
------------              ----------
    2004                  $1,002,798
    2005                   1,042,910
    2006                   1,084,627
    2007                   1,128,012
    2008                   1,173,132
 Thereafter                3,135,786
                          ----------

                          $8,567,265
                          ==========

During 2001, the Company abandoned the Landover facility, and has negotiated with the landlord for an early termination of the lease. The security deposit of $52,500 was applied against rent for the last month the facility was occupied. Effective June 16, 2003, the Company entered into a settlement agreement with the landlord. (See note 5). The rent settlement obligation has been recorded as of December 31, 2002.

The lease for the Brightseat warehouse expired on March 31, 2003. The Company received a three-month extension, which terminated in June 2003.

Rent expense for the years ended December 31, 2003 and 2002 was $1,242,254 and $2,043,324, respectively.

                    FINANCIAL ADVISORY / CONSULTING AGREEMENT

On January 14, 2002, the Company entered into a financial advisory/consulting agreement with Crown Capital Corp. ("Crown"). Crown acted as the Company's nonexclusive agent to provide management and financial consulting services regarding mergers and acquisition, introduction to potential merger candidates, and provide general market support, advice and services. As consideration for these services, the Company would issue, upon execution of a definitive agreement, a warrant to purchase 3,260,000 shares of the Company's common stock at a price of $.60 per share. During the year ended December 31, 2003, the Company and Crown mutually agreed to terminate their relationship and, accordingly, the warrants to purchase the Company's stock have been rescinded.

                                   LMIC, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003 AND 2002

9 - Commitments (Continued)

                                      CASH

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2003, the Company's bank balances did not exceed the FDIC insured limits. (See note 2 "Concentration of Credit Risk").

10 - Earnings Per Share

Basic and diluted earnings per share (EPS) were calculated using the following for the years ended December 31, 2003 and 2002:

                                              2003             2002
                                          -----------      -----------
Net loss                                  $(5,703,573)     $(8,333,669)
                                          ===========      ===========

Weighted average shares for basic EPS:
      Weighted average shares               7,934,584        6,461,230
      Effect of reverse merger                683,231               --
                                          -----------      -----------

Weighted average shares for basic
   EPS                                      8,617,815        6,461,230
Effect of dilutive securities stock
   options                                    136,767          154,784
                                          -----------      -----------
Weighted average shares for
   diluted EPS                              8,754,582        6,616,014
                                          ===========      ===========

Options to purchase approximately 128,000 and 247,000 shares as of December 31, 2003 and 2002, respectively, were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares.

Shares associated with the possible conversion of approximately $4,352,000 of convertible debt and 1,400,000 warrants were not included in the computation of diluted EPS because the conversion price was equal to or greater than the average market price of the common shares.

                                   LMIC, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003 AND 2002

11 - Income Taxes

The provision for income taxes consisted of the following for the years ended December 31, 2003 and 2002:

                                              2003             2002
                                           ----------       ----------
Current tax provision (benefit)            $       --       $       --
Deferred tax provision (benefit)                   --               --

     Total provision (benefit) for
       income taxes                        $       --       $       --
                                           ==========       ==========


         A reconciliation of the statutory federal income tax rate to the Company's effective tax rate follows:


                                                                  2003                2002
                                                            ----------------    ----------------

             Statutory federal tax rate                     $          34.0%    $          34.0%
             State taxes (net of federal tax benefit)                   4.6                 4.6
                                                            ----------------    ----------------

                                                            $          38.6%    $          38.6%
                                                            ================   =================


The source and tax effects of the temporary differences giving rise to the Company's net deferred tax assets are as follows as of December 31:



                                                     2003              2002
                                                 ------------      ------------
Deferred income tax assets

   Capitalized inventory                         $     31,691      $     28,718
   Reserves                                            17,818            17,370
   Net operating loss                               8,595,122         6,371,971
                                                 ------------      ------------
         Total deferred income tax assets           8,644,631         6,418,059
                                                 ------------      ------------
Deferred income tax liabilities
   Property and equipment                             155,993           128,056
                                                 ------------      ------------
         Total deferred income tax liability          155,993           128,056
                                                 ------------      ------------
         Net deferred asset                         8,488,638         6,290,003

Valuation allowance                                (8,488,638)       (6,290,003)
                                                 ------------      ------------
         Total deferred asset, net               $         --      $         --
                                                 ============      ============


SFAS No. 109 requires that a valuation allowance be recorded against tax assets that are not likely to be realized. The net operating loss carryforwards expire in the years 2021 through 2023. The Company has recorded a valuation allowance against these tax assets and will recognize the benefits only as a reassessment demonstrates they are realizable. While the need for this valuation allowance is subject to periodic review, if the allowance is reduced, the tax benefits of the carryforwards will be recorded in the future operations as a reduction in the Company's income tax expense.

                                   LMIC, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003 AND 2002

12 -  Stock Option Plans

      The Company had a stock option and incentive plan (the "Plan"). Shares of common stock totaling 899,112, as adjusted for the reverse acquisition, were reserved for issuance under the Plan. The Plan generally provided for the granting of non-qualified and incentive stock options to employees and non-employees. Terms of the grants including exercise price, expiration dates, and vesting schedules were determined by the Board of Directors at the time of grant. Stock options granted to date vest over a four-year period and have a ten-year term. The Plan also provided for immediate vesting upon a change in control as defined. During the fourth quarter of 2000, the Company granted 62,636 options, (as adjusted) at an exercise price of $.59 per share (as adjusted), which was less than the estimated fair value of the common stock on the date of grant of $3.52 per share (as adjusted). The Company recorded unearned compensation on the date of grant in the amount of $183,600, and is recognizing the compensation expense on a straight-line basis over the vesting period, including $45,900 and $91,800 recognized in 2002 and 2003, respectively. The recognition of expense was accelerated in 2003, upon cancellation of the options attributable to individuals who have left the Company's employ. The Plan was terminated upon adoption of the 2003 Stock Option Plan, and the outstanding options became fully vested and adopted under the 2003 Plan.

      In September 2003, the Company adopted a "2003 Stock Option Plan" to provide an incentive to employees, directors, and consultants, whose contributions to the Company will be important to the success of the Company. The Company has reserved 2,000,000 shares of $.001 par value common stock for issuance under the Plan. The Plan shall remain in effect for a term of ten (10) years unless sooner terminated. The option price, which shall be approved by the Board of Directors ("Board"), shall in no event be less than 100% in the case of Incentive Stock Options ("ISO"), and 85% in the case of other options, of the fair market value of the Company's common stock at the time the option is granted. Terms of the grants, expiration dates, and vesting schedules are determined by the Board at the time of the grant. The Plan has not issued any new options through December 31, 2003.

      A summary of stock option activity for the years ended December 31, 2003 and 2002 is as follows:


                                                        Weighted Average
                                       Number of         Exercise Price
                                         Options            Per Share
                                        --------            --------
                                (As adjusted for the reverse acquisition)

         Balance at January 1, 2002      731,179                1.34

         Granted                         189,307                3.52
         Cancelled                      (315,103)               1.82
         Exercised                          (702)                .59
                                        --------            --------

         Balance at December 31, 2002    604,680                1.77

         Granted                          39,403                3.52
         Cancelled                       251,096                1.17
         Exercised                        (1,424)               0.88
                                        --------            --------

         Balance at December 31, 2003    391,564                2.32

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standard No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation." As permitted under SFAS No. 123, the Company uses the intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock-based awards.

The fair value of each option is estimated on the date of grant using a type of Black Scholes pricing model with the following weighted-average assumptions during the years ended December 31, 2003 and 2002: zero dividends; .01 - .02 volatility; expected term of ten years; and a risk free rate of 4.00% for grants in 2003, 4.75% for grants in 2002, and 5.17% for grants in 2001.

                                   LMIC, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003 AND 2002

13 -  Employee Benefit Plan


      The Company participates in a 401(k) Profit Sharing Plan and Trust (the 401(k) Plan) which was adopted by an entity owned by the common stockholder. As allowed under Section 401(k) of the Internal Revenue Code, the 401(k) Plan provides tax-deferred salary deductions for eligible employees. Participants must be 21 years of age and may make voluntary contributions to the Plan of a percentage of their compensation not to exceed the federally determined maximum allowable contribution. The Company is obligated to match 3% of participants' salaries. Employees are eligible to participate on the first day of the month following 90 days of continuous full-time employment. Participants vest in the Company contributions when the contributions are made. For the years ended December 31, 2003 and 2002, the Company contributed $105,921 and $112,535, respectively, to the plan.


14 -  Subsequent Events


      In December 2003, the Company entered into an agreement with Vertical Ventures LLC, an investment firm and placement agent, to raise approximately $6 million through the sale of the Company's $.001 par value common stock via a private placement. A warrant to purchase an additional share of common stock at an exercise price of $1.50 per share is sold with each share without additional consideration. As of March 18, 2004, the Company has received proceeds aggregating $6,073,011 and issued 4,048,674 shares.

      In March 2004, the Company entered into an agreement with Aladdin Investments, LLC, an investment firm and placement agent, to raise additional capital via a private placement of the Company's $.001 par value common stock. The private placement also includes the sale of common stock warrants with an exercise price of $1.50 at a purchase price of $.01 per warrant. As of March 18, 2004, the Company has received proceeds aggregating approximately $4,706,167 and issued 3,116,667 shares of common stock and 3,116,667 warrants to purchase common stock.

      In March 2004, the Company sold in a private placement a $5,000,000 4% convertible debenture, which is due on September 11, 2006, and common stock purchase warrants to purchase 810,373 of the Company's common stock, par value $.001 per share, at an exercise price of $2.468 per share. The cash proceeds of the private placement are held in a cash collateral account to secure repayment of the debenture. This debenture is convertible into shares of common stock at the option of the holder, in whole or in part, at any time, subject to provisions that the holder after giving effect of the conversion does not beneficially own in excess of 4.99% of the total shares outstanding. The Company may elect to redeem some or all of the then outstanding debentures for an amount in cash equal to an optional redemption amount which would be an amount equal to 115% of the principal if converted prior to January 31, 2005, 110% if converted prior to January 31, 2006, and 105% at all other times. Mandatory redemption in the event of default shall be an amount equal to 105% of the principal amount prior to January 31, 2005, 103% prior to January 31, 2006, and 100% thereafter.

      The fair value of the warrant issued aggregated $61,122 using the Black Scholes pricing model assumptions; zero dividends, .05 volatility, term of 5 years and a risk free rate of 4%.

      The Company is in the process of filing a registration statement under the with the following Securities Act of 1933 to register shares to be sold by existing stockholders. The Company will not receive any proceeds from the sale of the common stock. The Company will pay for the expenses of this offering.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Delaware General Corporation Law provides that we may indemnify any and all of our officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Filing Fees.


SEC Filing Fee                     $
Blue Sky Fees and Expenses
Printing and Engraving Expenses
Legal Fees and Expenses
Accounting Fees and Expenses       $2,000
Miscellaneous Expenses             $1,000
                                   ---------
         TOTAL                     $
                                   =========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The number of shares in this Item 26 have not been adjusted to reflect our reverse stock split that occurred in July 2003.

We made the following unregistered sales of securities in 2001:


In January 2001, we granted a stock option to purchase 100,000 shares of common stock at an exercise price of $.01 per share. The stock option was exercised immediately. We believe that such option was granted without registration pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

In January 2001, we issued a warrant to purchase 100,000 shares of common stock at an exercise price of $.10 per share. . We believe that such warrant was granted without registration pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.


During the year ended December 31, 2001, we issued 2,650,000 shares of common stock valued at $77,550 as settlement of accrued liabilities to two creditors. We believe that such shares were issued without registration pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

Effective as of May 7, 2001, we consummated various note modifications and release agreements ("Note Modifications") with certain holders of our outstanding convertible notes. Six such holders held an aggregate of $2,250,000 in principal plus $106,376 of accrued interest excluding any penalty or default interest of the Company. Additionally, some of the holders had earlier received warrants to purchase common stock. Pursuant to the Note Modifications, the holders agreed to the full satisfaction and payment of the convertible notes and cancellation of the warrants in exchange for our issuing an aggregate of 24,566,384 shares of common stock and delivering cash payments in the amount of $605,971 in reduction of the outstanding amounts due under the convertible notes. We believe that such shares were issued without registration pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

We made the following unregistered sales of securities in 2002:


In April 2002, we issued three convertible notes aggregating $734,166 principal amount to Laurus Master Fund Ltd., which at the time was our controlling shareholder. The Convertible Notes were issued in exchange for the assignment of certain promissory notes receivable in the aggregate principal amount of $734,166. The convertible notes were issued without registration in reliance on
Section 4(2) of the Securities Act.


We made the following unregistered sales of securities in 2003:

February 2003 Laurus Placement. In February we issued a $2 million principal amount promissory note to Laurus Master Fund Ltd., which at the time was our controlling shareholder. The proceeds of the promissory note were used to extend a loan in equal amount to Linsang Manufacturing, Inc. ("LMI"). The promissory note was issued without registration in reliance on Section 4(2) of the Securities Act.


February 2003 Laurus Conversion. In February we issued 65,152,000 shares of common stock to Laurus Master Fund Ltd., which at the time was our controlling shareholder, in exchange for certain convertible notes in the aggregate principal amount of $34,576. The shares of common stock were issued without registration in reliance on Section 4(2) of the Securities Act.


Merger with Linsang Manufacturing Inc. On July 17, 2003, we issued 7,996,900 shares of common stock to the 19 stockholders of LMI pursuant to the terms of an Agreement and Plan of Reorganization, as amended, by and among us, a wholly owned subsidiary of ours, and Linsang Manufacturing, Inc. As a result of the merger and the issuance of our stock, LMI became our wholly owned subsidiary. The shares of common stock were issued without registration pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.


August 2003 Commission Stock. On or about August 29, 2003, we issued 250,000 shares of Common Stock to an agent of the Company in connection with providing the Company with orders projected to be valued at $20 million within 12 months. As of April of 2004, the Company had received approximately $1,400,000 of orders. The shares of common stock were issued without registration pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

October 2003 Placement. On October 2, 2003 we held a final closing on the sale of 650,000 shares of common stock. The shares were sold to accredited investors for $1.50 per share, resulting in gross proceeds to the Company of $975,000. Jesup & Lamont Securities Corporation acted as placement agent and received $40,000 as cash compensation, as well as 25,000 shares of common stock. The common stock does not have registration rights attached. The shares of common stock were issued without registration pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.


Whiton Note. On October 28, 2003, we executed a five-year promissory note in favor of Rod Whiton for up to $1,000,000. To date, Mr. Whiton has only advanced us the sum of $10,000. Interest is at 3% per annum and is due and payable annually either in cash or in the form of shares of our common stock at a 5% discount to the market price of the common stock based upon an average of the last sale prices of the common stock during the 30 trading days prior to the date of determination. We have the option to pay interest in cash or in common stock. At any time prior to the maturity date, Mr. Whiton may convert the note into restricted shares of common stock or preferred stock (if available) at $25 per share. The promissory note was issued without registration pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

November 2003 Receivables Financing. On or about November 20, 2003, we issued a $4,000,000 Amended and Restated Convertible Note (the "Laurus Note") to Laurus Master Funds, Ltd., our former controlling shareholder and a continuing creditor. The Laurus Note amended a previously outstanding $2,000,000 promissory note and is secured by a pledge of substantially all of our assets. The Laurus
Note is convertible into common stock, subject to the satisfaction of certain conditions, at the rate of $2.50 per share. In connection with the issuance of the Laurus Note we also issued warrants to purchase 64,000 shares of common stock to Laurus Master Funds, Ltd. The convertible notes and the warrants were issued without registration pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

The Registrant made the following unregistered sales of Securities in 2004:


Jesup & Lamont Warrants. In February of 2004, we issued warrants to purchase 28,000 shares of common stock to Jesup & Lamont representing 8% of the shares sold in the October 2003 private placement. The warrants to purchase shares of common stock were issued without registration pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

InteSec Shares. In March of 2004 we issued 8,252 shares of common stock pursuant to the terms of an Independent Contractor Agreement, dated November 19, 2003 to InteSec Group LLC. Under the terms of the Independent Contractor Agreement, the Company had the option to pay certain sums due under the contract in either cash or stock (with the amount of stock to be issued subject to a formulaic price set forth in the contract). The shares of common stock were issued without registration pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

December 2003 through January 2004 Private Placement. Concluding on or about January 15, 2004, we sold 4,048,675 shares of common stock and warrants to purchase an additional 4,048,675 shares of Common Stock at an exercise price of $1.50 per share. The securities were sold in a private placement to purchasers with whom we had had substantial contacts prior to the filing of the registration statement and whom we reasonably believe to be accredited investors. The purchasers represented and warranted in the purchase agreement, among other things, that such purchasers were "accredited investors" and were not purchasing as a result of a general solicitation. The shares of common stock and warrants were issued without registration pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. We paid a placement fee of $147,000 to Ashendon Finance and Company, SA.


Debenture Private Placement. On or about March 13, 2004, we sold $5 million aggregate principal amount of convertible debentures (which are convertible into common stock at the rate of $2.468 per share) and warrants to purchase 810,373 shares of common stock for an aggregate purchase price of $5,000,000. The proceeds of the private placement are held by a custodian and pledged to secure repayment of the debentures until such time as the debentures are repaid or converted into common stock. The securities were sold in a private placement to purchasers with whom we had had substantial contacts prior to the filing of the registration statement and whom we reasonably believe to be accredited investors. The purchasers represented and warranted in the purchase agreement, among other things, that such purchasers were "accredited investors" and were not purchasing as a result of a general solicitation. The debentures and warrants were issued without registration pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. Omicron was paid a fee of $40,000 for this transation.

March 2004 Private Placement. On or about March 20, 2004, we sold 3,116,667 shares of common stock and warrants to purchase an additional 3,116,667 shares of common stock at an exercise price of $1.50 per share. The securities were sold in a private placement to purchasers with whom we had had substantial contacts prior to the filing of the registration statement and whom we reasonably believe to be accredited investors. The purchasers represented and warranted in the purchase agreement, among other things, that such purchasers were "accredited investors," were not purchasing as a result of a general solicitation and either had substantial contact with us prior to the filing of this registration statement, or were introduced to us by a purchaser who had had substantial contact with us prior to the filing of the registration statement. The shares of common stock and warrants were issued without registration pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. We paid a placement fee of 5% of proceeds raised, in the form of cash and equity to Joel Brownstein.

Item 27.  Exhibits

2.1 Agreement and Plan of Merger, dated January 21, 2000 (Incorporated herein by reference to Exhibit 2.1 filed with the Current Report on Form 8-K of the Company, filed on March 7, 2000)

2.2 Agreement and Plan of Merger, dated March 10, 2000 (Incorporated herein by reference to Exhibit 2.1 filed with the Current Report on Form 8-K/A of the Company, filed on April 12, 2000)

2.3 Agreement and Plan of Reorganization, dated May 1, 2003 (Incorporated herein by reference to Exhibit 2.1 filed with the Current Report on Form 8-K of the Company, filed on August 1, 2003)

3.1.1 Certificate of Incorporation of Cheshire Holdings, Inc., filed December 30, 1999

3.1.2 Agreement of Merger of Cheshire Distributors, Inc. and Cheshire Holdings, Inc., filed February 24, 2000

3.1.3 Certificate of Merger of Pacific Development Corporation into Cheshire Holdings, Inc., filed March 23, 2000. (Incorporated herein by reference to Exhibit 2.2 filed with the Current Report on Form 8-K/A of the Company, filed on April 12, 2000)

3.1.4 Certificate of Renewal and Revival of Certificate of Incorporation of Cheshire Distributors, Inc., filed March 1, 2002


3.1.5 Certificate of Amendment of the Certificate of Incorporation of Cheshire Distributors, Inc., filed July 17, 2003

3.2      Bylaws of Cheshire Distributors, Inc.


4.1.1 Common Stock Purchase Warrant, dated November 20, 2003, by LMIC, Inc. in favor of Laurus Master Fund, Ltd. (Incorporated herein by reference to Exhibit 10.5.4 filed with the Current Report on Form 8-K/A of the Company, filed on January 9, 2004)

4.2.1 Form of Common Stock Purchase Warrant, dated January 21, 2004 (Incorporated herein by reference to Exhibit 10.2 filed with the Current Report on Form 8-K of the Company, filed on January 22, 2004)

4.3.1    Warrant, dated March 12, 2004 (Incorporated herein by reference to
         Exhibit 4.1.1 filed with the Current Report on Form 8-K of the Company, filed on March 17, 2004)


4.4.1    Debenture, dated March 11, 2004 (Incorporated herein by reference to
         Exhibit 4.2.1 filed with the Current Report on Form 8-K of the Company, filed on March 17, 2004)

4.4.2    Warrant, dated March 11, 2004 (Incorporated herein by reference to
         Exhibit 4.2.2 filed with the Current Report on Form 8-K of the Company, filed on March 17, 2004)

5.1      Opinion of Feldman Weinstein LLP (previously filed)

5.2.     Opinion of Willkie Farr & Gallagher LLP (to be filed by amendment)

10.1.1 Stock Purchase Agreement, dated October 20, 1999 (Incorporated herein by reference to Exhibit 2.1 filed with the Current Report on Form 8-K of the Company, filed on November 4, 1999)

10.2.1 Loan Agreement, dated May 31, 2001, between Branch Banking and Trust Company and Linsang Manufacturing, Inc. (Incorporated herein by reference to Exhibit 10.1.1 filed with the Current Report on Form 8-K/A of the Company, filed on January 9, 2004)

10.2.2 $5,000,000 Promissory Note, dated May 31, 2001, in favor of Branch Banking and Trust Company by Linsang Manufacturing, Inc. (Incorporated herein by reference to Exhibit 10.1.2 filed with the Current Report on Form 8-K/A of the Company, filed on January 9, 2004)

10.2.3 Security Agreement, dated May 31, 2001, between Branch Banking and Trust Company and Linsang Manufacturing, Inc. (Incorporated herein by reference to Exhibit 10.1.3 filed with the Current Report on Form 8-K/A of the Company, filed on January 9, 2004)

10.2.4 Note Modification Agreement, dated September 12, 2003, between Branch Banking and Trust Company and Linsang Manufacturing, Inc. (Incorporated herein by reference to Exhibit 10.1.4 filed with the Current Report on Form 8-K/A of the Company, filed on January 9, 2004)

10.2.5 Note Modification Agreement, dated December 11, 2003, between Branch Banking and Trust Company and Linsang Manufacturing, Inc. (Incorporated herein by reference to Exhibit 10.1.5 filed with the Current Report on Form 8-K/A of the Company, filed on January 9, 2004)

10.3.1 $2,000,000 Convertible Note, dated June 26, 2002, in favor of Fuel Centers, Inc. by Linsang Manufacturing, Inc. (Incorporated herein by reference to Exhibit 10.2,1 filed with the Current Report on Form 8-K/A of the Company, filed on January 9, 2004)

10.3.2 Allonge, dated October 15, 2002, between Fuel Centers, Inc. and Linsang Manufacturing, Inc. (Incorporated herein by reference to Exhibit 10.2.2 filed with the Current Report on Form 8-K/A of the Company, filed on January 9, 2004)

10.3.3 Allonge #2, dated December 29, 2003, between the holders of the note and Linsang Manufacturing, Inc. (Incorporated herein by reference to Exhibit 10.2.3 filed with the Current Report on Form 8-K/A of the Company, filed on January 9, 2004)

10.4.1 $1,000,000 Convertible Promissory Note, dated October 28, 2003, in favor of Rod Whiton by LMIC, Inc. (Incorporated herein by reference to Exhibit 10.3.1 filed with the Current Report on Form 8-K/A of the Company, filed on January 9, 2004)

10.5.1 $200,000 Promissory Note, dated December 12, 2002, in favor of Ajit K. Medhekar by Linsang Manufacturing, Inc. (Incorporated herein by reference to Exhibit 10.4.1 filed with the Current Report on Form 8-K/A of the Company, filed on January 9, 2004)

10.5.2 Loan Agreement dated December 12, 2002 between Linsang Manufacturing, Inc. and Ajit K. Medhekar. (Incorporated herein by reference to Exhibit
         10.4.2 filed with the Current Report on Form 8-K/A of the Company, filed on January 9, 2004)

10.6.1 $2,000,000 Term Note, dated February 10, 2003, by Cheshire Distributors, Inc. in favor of Laurus Master Fund, Ltd. (Incorporated herein by reference to Exhibit 10.4 filed with the Form 10-KSB of the Company, filed on April 15, 2003)

10.6.2 $2,000,000 Term Note, dated February 10, 2003, by Linsang Manufacturing, Inc. in favor of Cheshire Distributors, Inc. (Incorporated herein by reference to Exhibit 10.5 filed with the Form 10-KSB of the Company, filed on April 15, 2003)

10.6.3 Security Agreement, dated February 10, 2003, between Laurus Master Fund, Ltd. and Cheshire Distributors, Inc. (Incorporated herein by reference to Exhibit 10.6 filed with the Form 10-KSB of the Company, filed on April 15, 2003)

10.6.4 Security Agreement, dated November 20, 2003, between Laurus Master Fund, Ltd. and LMIC, Inc. (Incorporated herein by reference to Exhibit
         10.5.1 filed with the Current Report on Form 8-K/A of the Company, filed on January 9, 2004)

10.6.5 Amended and Restated Convertible Note, dated November 20, 2003, by LMIC, Inc. in favor of Laurus Master Fund, Ltd. (Incorporated herein by reference to Exhibit 10.5.2 filed with the Current Report on Form 8-K/A of the Company, filed on January 9, 2004)

10.6.6 Registration Rights Agreement, dated November 20, 2003, between Laurus Master Fund, Ltd. and LMIC, Inc. (Incorporated herein by reference to
         Exhibit 10.5.3 filed with the Current Report on Form 8-K/A of the Company, filed on January 9, 2004)

10.7.1 $600,000 convertible note, dated July 17, 2003 in favor of Laurus Master Fund, Ltd. by LMIC, Inc. (Incorporated herein by reference to
         Exhibit 10.6.1 filed with the Current Report on Form 8-K/A of the Company, filed on January 9, 2004)

10.8.1 Form of Securities Purchase Agreement, dated January 21, 2004 (Incorporated herein by reference to Exhibit 10.1 filed with the Current Report on Form 8-K of the Company, filed on January 22, 2004)

10.9.1 Form of Securities Purchase Agreement, dated March 12, 2004 (Incorporated herein by reference to Exhibit 10.1.1 filed with the Current Report on Form 8-K of the Company, filed on March 17, 2004)

10.9.2 Form of Letter Agreement, dated March 8, 2004, between LMIC, Inc. and Omicron Master Trust, Ltd. (Incorporated herein by reference to
         Exhibit 10.1.2 filed with the Current Report on Form 8-K of the Company, filed on March 17, 2004)

10.9.3 Form of Letter Agreement, dated March 12, 2004, between LMIC, Inc. and certain holders of LMIC, Inc. common stock (Incorporated herein by reference to Exhibit 10.1.3 filed with the Current Report on Form 8-K of the Company, filed on March 17, 2004)


10.10.1 Securities Purchase Agreement, dated March 11, 2004 (Incorporated herein by reference to Exhibit 10.2.1 filed with the Current Report on Form 8-K of the Company, filed on March 17, 2004)

10.10.2 Registration Rights Agreement, dated March 11, 2004 (Incorporated herein by reference to Exhibit 10.2.3 filed with the Current Report on Form 8-K of the Company, filed on March 17, 2004)

10.10.3 Form of Letter Agreement, dated January 26, 2004, from LMIC, Inc. to Laurus Master Fund, Ltd. (Incorporated herein by reference to Exhibit
         10.2.4 filed with the Current Report on Form 8-K of the Company, filed on March 17, 2004)


10.11 Form of Letter of Agreement, dated July 25, 2003 between LMIC, Inc. and Jesup & Lamont Securities Corporation

10.12 Form of Consulting Agreement, dated November 19, 2003, between LMIC, Inc. and the InteSec Group, LLC.

10.13 Form of Contract, dated September 13, 2003, between LMIC, Inc. and TNCI UK, Ltd. (to be Filed as Amendment)

10.14 Form of Manufacturing Agreement, dated June 9, 2003, between LMIC, Inc. and Voxtec, a Division of Marine Acoustics. (to be Filed as Amendment)


16.1 Letter from Wolinetz, Lafazan & Company, P.C. to the Securities and Exchange Commission, dated July 28, 2003 (Incorporated herein by reference to Exhibit 16 filed with the Current Report on Form 8-K of the Company, filed on August 1, 2003)

21.1     Subsidiaries of the Company

23.1     Consent of DDK & Company LLP, independent auditors

24.1     Power of Attorney

ITEM 28

(1) The undersigned registrant hereby undertakes to file, during any period in which it offers or sells securities, a post-effective amendment to the registration statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts of events which, individually or together represent a fundamental change in the information in the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the following provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of l933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beltsville, Maryland, on the fourth day of May 2004.


                                   LMIC, INC.

    /s/ LUIS P. NEGRETE
By: -----------------------------------------------
    Luis P. Negrete
    President, Chief Executive Officer
    and Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Luis P. Negrete, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto,
(ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.


In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of May 4, 2004:




      Signatures                                  Title
--------------------------------    -------------------------------------------


/s/  KWOK LI
--------------------------------    Chairman of the Board of Directors, and
Kwok Li                             Director


/s/  LUIS NEGRETE                   President, Chief Executive Officer ,Director
--------------------------------    and Chief Financial Officer
Luis Negrete


/s/  AJIT R. MEDHEKAR
--------------------------------    Director
Ajit R. Medhekar


/s/  BARTON SHIGEMURA               Director
--------------------------------
Barton Shigemura